Exhibit 15.3

ACT ON THE MANAGEMENT OF PUBLIC INSTITUTIONS

Act No. 8258, Jan. 19, 2007

Amended by Act No. 8635, Aug. 3, 2007

Act No. 8696, Dec. 14, 2007

Act No. 8852, Feb. 29, 2008

Act No. 9277, Dec. 31, 2008

Act No. 9345, Jan. 30, 2009

Act No. 9513, Mar. 25, 2009

Act No. 9829, Dec. 29, 2009

Act No. 10286, May 17, 2010

Act No. 10896, Jul. 25, 2011

Act No. 11690, Mar. 23, 2013

Act No. 11845, May 28, 2013

Act No. 12268, Jan 21, 2014

Act No. 12673, May 28, 2014

Act No. 14076, Mar. 22, 2016

Act No. 14461, Dec. 27, 2016

Act No. 15022, Oct. 31, 2017

Act No. 16092, Dec. 31, 2018

Act No. 17339, Jun. 9, 2020

Act No. 17153, Mar 31, 2020

Partially Amended by Act No. 17128, Mar. 31, 2020 (Effective on Jan. 1, 2021)

ACT ON THE MANAGEMENT OF PUBLIC INSTITUTIONS

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Act is to provide for basic matters concerning the management of public institutions and necessary matters concerning the firm establishment of the system for self-controlling and accountable management with the aims of rationalizing their management, heightening transparency in management, and thus contributing to the improvement of public institutions’ services to the people.

Article 2 (Scope of Application, etc.)

(1) This Act shall apply to the public institutions designated and publicly notified under the provisions of Articles 4 through 6. <Amended, Jun. 9, 2020>

(2) As to public institutions, this Act shall apply in preference to any other Act, notwithstanding any pertinent provisions therein contrary to this Act, except as specifically provided for in this Act to follow the pertinent provisions in any other Act.

Article 3 (Guarantee for Self-Controlling Management)

The Government shall guarantee the self-controlling management of public institutions to establish the accountable management system in public institutions.

Article 4 (Public Institutions)

(1) The Minister of Economy and Finance may designate a legal entity, organization or institution (hereinafter referred to as an “institution”) other than the State or a local government as a public institution, if it falls under any of the following subparagraphs: <Amended by Act No. 8852, Feb. 29, 2008, Mar. 31, 2020, Jun. 9, 2020>

1. An institution established by direct operation of another Act with an investment by the Government;

2. An organization to whom the amount of the Government grants (including the revenue from its commissioned affairs or monopoly, if it is an institution to whom some affairs of the Government are commissioned or a monopoly is granted by direct operation under Acts and subordinate statutes; hereinafter the same shall apply) exceeds one-half of the amount of its total revenue;

3. An institution which the Government holds at least fifty percent of the outstanding shares in or secures practical control over in making decisions on its policies through the exercise of the power to appoint executives with at least thirty percent of such outstanding shares or otherwise;

4. An institution which the Government together with an institution falling under any of subparagraphs 1 through 3 holds at least fifty percent of the outstanding shares in or secures practical control over in making decisions on its policies through the exercise of the power to appoint executives with at least thirty percent of such outstanding shares or otherwise;

5. An institution which a single institution or two or more institutions falling under any of subparagraphs 1 through 4 hold at least fifty percent of the outstanding shares in or secure practical control over in making decisions on its policies through the exercise of the power to appoint executives with at least thirty percent of such outstanding shares or otherwise;

6. An institution established by an institution failing under any of subparagraph 1 through 4 with an investment by the State or the establishing institution.

(2) Notwithstanding paragraph (1), the Minister of Economy and Finance may not designate an institution as a public institution, if it falls under any of the following subparagraphs: <Amended by Act No. 8696, Dec. 14, 2007; Act No. 8852, Feb. 29, 2008, Jun. 9, 2020>

1. An institution established for the purpose of mutual aid, improvement of welfare, enhancement of interests, or maintenance of order in business transactions between its members;

2. An institution established by a local government and run by the management in which the local government is involved;

3. The Korea Broadcasting System under the Broadcasting Act and the Korea Educational Broadcasting System under the Korea Educational Broadcasting System Act.

(3) Necessary matters concerning the criteria and method for calculating the amount of the Government grants and the amount of the total revenue under the provisions of paragraph (1) 2 and the criterion of the secured practical control under the provisions of subparagraphs 3 through 5 of the said paragraph shall be prescribed by Presidential Decree. <Amended, Jun. 9, 2020>

Article 5 (Classification of Public Institutions)

(1) The Minister of Economy and Finance shall designate public institutions according to the following classification. <Amended, Mar. 31, 2020>

1. Public corporations and quasi-governmental institutions: Public institutions whose prescribed number of personnel, revenue and asset size fall under the standards prescribed by Presidential Decree

2. Other public institutions: Institutions other than those in subparagraph 1

(2) Notwithstanding subparagraph 1 of paragraph 1, the Minister of Economy and Finance may designate public institutions that meet the standards prescribed by Presidential Decree, such as those that have a responsible management system established under other Acts, or that have a high need for autonomy and independence of the operation of institutions as other public institutions. <Newly Inserted, Mar. 30, 2020>

(3) The Minister of Economy and Finance shall, in designating public corporations and quasi-governmental institutions as prescribed in paragraph (1), designate public institutions whose self-generating revenue of total revenue is equal to or greater than the standard prescribed by Presidential Decree as public corporations, and those other than public corporations as quasi-governmental institutions. <Amended by Act No. 8852, Feb. 29, 2008, Mar. 31, 2020>(4) The Minister of Economy and Finance shall classify the public corporations and quasi-governmental institutions under the provisions of paragraphs (1) and (3) into the following subparagraphs, and shall designate them accordingly: <Amended by Act No. 8852, Feb. 29, 2008, Mar. 31, 2020, Jun. 9, 2020>

1. Public corporations:

(a) Market-based public corporations: Public corporations whose asset size and self-generating revenue out of the amount of total revenue reaches or exceeds the criterion prescribed by Presidential Decree;

(b) Quasi-market-based public corporations: Public corporations other than the market-based public corporations;

2. Quasi-governmental institutions:

(a) Fund-management-based quasi-governmental institutions: Quasi-governmental institutions to which the management of a fund is assigned or commissioned under the National Finance Act;

(b) Commissioned-service-based quasi-governmental institutions: Quasi-governmental institutions other than the fund-management-based quasi-governmental institutions.

(5) The Minister of Economy and Finance may, in designating other public institutions pursuant to paragraphs (1) and (2), designate some of other public institutions as research and development institutions considering their characteristics and activities. <Amended, Feb. 29, 2008 and Mar. 27, 2018, Mar. 31, 2020>

(6) The more specific criteria and method for determining the self-generating revenue and the total revenue under the provisions of paragraphs (3) and (4) and the types and the detailed criteria of classifying non-classified public institutions under paragraph (5) shall be prescribed by Presidential Decree. <Amended, Mar. 27, 2018, Mar. 31, 2020>

Article 6 (Procedure for Designation of Public Institutions, etc.)

(1) The Minister of Economy and Finance shall newly designate public institutions, cancel the designation thereof or designate such public institutions by changing the classification within one month after the commencement of each fiscal year: Provided, That the Minister of Economy and Finance may newly designate public institutions, cancel the designation thereof or designate such institutions by changing the classification, according to the following classification even in the middle of a fiscal year: <Amended by Act No. 9829, Dec. 29, 2009>

1. Where an institution falling under each subparagraph of Article 4 (1) is newly established: Newly designate;

2. Where an institution designated as a public institution is no longer subject to this Act due to privatization, consolidation, discontinuation or division of the institution or due to amendments, repeal, etc. of relevant Acts and subordinate statutes or where it becomes necessary to change the designation thereof: Cancel designation or designate by changing the classification.

(2) In designating a new public corporation, quasi-governmental institution or non-classified public institution, or cancelling or changing the designation under the provisions of paragraph (1), the Minister of Economy and Finance shall consult with the administrative agency having control over the affairs of the prospective public corporation, a quasi-governmental institution or non-classified public institution (hereinafter referred to as the “competent agency”) in accordance with relevant statutes, and then shall refer it to the committee for management of public institutions under the provisions of Article 8 for deliberation and resolution. <Amended by Act No. 8852, Feb. 29, 2008>

(3) Whenever designating a new public corporation, quasi-governmental institution, or non-classified institution, or cancelling or changing such designation under the provisions of paragraphs (1) and (2), the Minister of Economy and Finance shall make a public notification thereof. In such cases, the list of existing public corporations, quasi-governmental institutions, and non-classified public institutions may be publicly notified together, if considered necessary to do so. <Amended by Act No. 8852, Feb. 29, 2008>,

(4) Necessary matters concerning the procedure, etc. for the designation (including changes in designation) of public corporations, quasi-governmental institutions, and non-classified public institutions, the cancellation of such designation, and the public notification shall be prescribed by Presidential Decree.

Article 7 (Examination on Establishment of New Institution)

(1) The head of the competent agency who desires to establish a new institution falling under any of the following subparagraphs, pursuant to Acts, shall request the Minister of Economy and Finance to examine the feasibility of the establishment of such a new establishment before making a prior announcement of such a legislative bill: <Amended by Act No. 8852, Feb. 29, 2008>

1. An institution for which the ground for investment by the Government is specified in the legislative bill;

2. An institution in which case the amount of the Government grants is estimated to exceed 1/2 of its total revenue;

3. An institution specified as the one in which the Government alone or together with a public institution shall invest at least 30 percent of its capital.

(2) The Minister of Economy and Finance shall, upon receiving the request for examination under the provisions of paragraph (1), examine the needs, effects, etc. of new establishment of the institution, financial support by referring it to the committee for management of public institutions under the provisions of Article 8 for deliberation and resolution, and then shall notify the head of the competent agency of the results therefrom. <Amended by Act No. 8852, Feb. 29, 2008>

(3) Necessary matters concerning the examination, etc. on the feasibility of the establishment of a new institution under the provisions of paragraphs (1) and (2) shall be prescribed by Presidential Decree.

CHAPTER II COMMITTEE FOR MANAGEMENT OF PUBLIC INSTITUTIONS

Article 8 (Establishment of Committee for Management of Public Institutions)

The committee for management of public institutions (hereinafter referred to as the “management committee”) shall be established under the control of the Minister of Economy and Finance for deliberation and resolution on the following matters concerning the management of public institutions: <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9277, Dec. 31, 2008: Act No. 9829, Dec. 29, 2009, Act No. 14076, Mar. 22, 2016, Mar. 27, 2018, Jun. 9, 2020>

1. Designation of public corporations, quasi-governmental institutions, and non-classified public institutions, and cancellation and change of such designation under the provisions of Articles 4 through 6;

2. Examination on establishment of a new institution under the provisions of Article 7;

3. Publication concerning the management of public institutions under Article 11 (1) 16;

4. Personnel action, etc. based on a violation of the duty of publication, etc. under Article 12 (3);

5. Adjustment, etc. of functions of public institutions under the provisions of Article 14;

6. Assistance in innovation, etc. of public institutions under the provisions of Article 15;

7. Appointment of the non-standing senior directors of market-based public corporations and quasi-market-based public corporations under the proviso to Article 21 (2);

8. Appointment, etc. of executives of public corporations and quasi-governmental institutions under the provisions of Articles 25 and 26;

9. Guidelines for remuneration under Article 33;

10. Removal, recommendation of removal, etc. of the executives of public corporations and quasigovernmental institutions under the provisions of Article 35 (2), the proviso clause of Article 35(3) and Article 52-3(3);

11. Evaluation, etc. of performance of duties of non-standing directors and auditors under the provisions of Article 36;

12. Evaluation, etc. of business performance of public corporations and quasi-governmental institutions under the provisions of Article 48;

13. Guidelines for management of public institutions and quasi-governmental institutions under the provisions of Article 50;

14. Monitoring of the adequacy of supervision over public corporations and quasi-governmental institutions and improvement of such supervision under the provisions of Article 51 (4);

15. Disclosure of the list under Article 52-4(1);

16. Cancellation of admission under Article 52-5(1); and

17. Other matters prescribed by Presidential Decree concerning the management of public institutions.

Article 9 (Composition of Management Committee)

(1) The management committee shall be comprised of one chairperson and the following members, and the Minister of Economy and Finance shall be the chairperson: <Amended by Act No. 8852, Feb. 29, 2008; Act No. 11690, Mar. 23, 2013, Jun. 9, 2020>

1. One Vice-Minister-level public official of the Prime Minister’s Office as nominated by the Minister of the Prime Minister’s Office;

2. Vice Minister, Deputy Administrator, or an equivalent public official of the related administrative agency as prescribed by Presidential Decree;

3. Vice Minister, Deputy Administrator, or an equivalent public official of the competent agency who does not fall under subparagraph 2;

4. Eleven or less persons commissioned by the President on the recommendation of the Minister of Economy and Finance from among people from various fields including law, economy, press, academia, labor, etc. with good knowledge and experience in the area of management and business administration of public institutions and also good reputation for impartiality.

(2) The term of office of the committee members under the provisions of paragraph (1) 4 shall be three years, and they may be consecutively appointed.

(3) The committee members under the provisions of paragraph (1) 4 shall perform their duties earnestly following their conscience for the establishment of self-controlling and accountable management system in public institutions and the enhancement of the efficiency in their management.

(4) A committee member under the provisions of paragraph (1) 4 may be dismissed if he/she falls under any of the following subparagraphs:

1. If he/she is unable to perform his/her duties due to physical or mental disability;

2. If he/she is found incompetent to his/her office on the ground of neglect of his/her duties, indecent manner, or otherwise;

3. If he/she is indicted in a criminal case in connection with his/her duties.

(5) The committee chairperson may recommend the President to dismiss a committee member under the provisions of paragraph (1) 4, if the committee member falls under any of the subparagraphs of paragraph (4): Provided, That the committee chairperson shall compulsorily recommend the President to dismiss a committee member who falls under paragraph (4) 1.

(6) Necessary matters concerning the composition of the management committee shall be prescribed by Presidential Decree.

Article 10 (Management Committee’s Meeting)

(1) The management committee’s meeting shall be formed with 20 or less members including the chairperson, and the members who should attend the management committee’s meeting shall be designated by the chairperson among the members who fall under Article 9 (1) 2 and 3 depending upon the nature of the matters on the agenda, while the number of members who fall under subparagraph 4 of the said paragraph shall constitute a majority of the members of the meeting. <Amended by Act No. 8852, Feb. 29, 2008, Jun. 9, 2020>

(2) The management committee’s meeting shall be duly formed to open with the presence of a majority of the members of the meeting, and shall adopt a resolution with the affirmative vote of a majority of the members present at the meeting.

(3) The Chairperson of the Board of Audit and Inspection and the head of the administrative agency concerned may present their opinions to the management committee, if considered necessary in relation to the deliberation and resolution by the management committee, and may dispatch a public official of the Board or the agency to appear before the management committee for speaking upon the request from the committee chairperson or the resolution of the management committee.

(4) The management committee shall have one executive secretary for processing its affairs, and the executive secretary shall be appointed by the committee chairperson from among the public officials in the Senior Civil Service.

(5) Necessary matters concerning the operation of the management committee shall be prescribed by Presidential Decree.

(6) The management committee shall prepare and disclose the minutes of the meeting as prescribed by Presidential Decree. Provided, that the information subject to non-disclosure under Article 9(1) of the Official Information Disclosure Act may not be disclosed. <Newly Inserted, Mar. 31. 2020>

CHAPTER III PUBLICATION, ETC. ON MANAGEMENT OF PUBLIC INSTITUTIONS

Article 11 (Publication on Management)

(1) A public institution shall publish the following matters: Provided, That if any of the following matters is information subject to non-disclosure under the Official Information Disclosure Act or the head of the competent agency has consulted with the Minister of Economy and Finance thereon because it is deemed necessary for national security, the relevant matters may be excluded from disclosure: <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9277, Dec. 31, 2008: Act No. 9829, Dec. 29, 2009; Act No. 14076, Mar. 22, 2016, Mar. 27, 2018, Dec. 31, 2018, Jun. 9, 2020>

1. Business goals, budget, and management plan;

2. Statements on settlement of accounts;

3. Current status of executive officers and operating personnel (including the gender of such executive officers, wage status of executive officers and employees based on gender, types of employment workers, rate of non-regular workers converted to regular workers);

Budget for personnel expenses and fringe benefits, and status of execution thereof (the budget for different types of allowances shall be disclosed by type);

5. Present status of the details of transactions and the interchange of human resources with subsidiaries, invested companies or reinvested companies (including the employment status of resigned or retired executives and employees with subsidiaries, invested companies or reinvested companies);

6. Results of survey on customer satisfaction level conducted in accordance with the provisions of Article 13 (2);

7. Results of audit and appraisal of the actual performance of duties of audit commissioners of the audit committee under Article 36 (1);

8. Results of business performance evaluation under the provisions of Article 48 (limited to public corporations and quasi-governmental institutions);

9. Articles of association, the corporate bond register, internal regulations such as guidelines established and rules and minutes of directors’ meeting;

10. Audit report prepared by the auditor or the audit committee (including matters pointed out, matters requesting disposition and a plan of measures for them);

11. The result of audit on public institutions by the heads of the competent authorities (including matters pointed out, matters requesting disposition and a plan of measures for them);

12. Details of the judgment on the liability for damages or the request for disciplinary action, correction, improvement, etc. under Articles 31 (Judgment on Liability for Damages) through 34-2 (Recommendation, etc.) of the Board of Audit and Inspection Act or the request for correction under Article 16 (Disposition of Results of Inspection or Investigation) of the Act on the Inspection and Investigation of State Administration, if any, and the measures taken by the public institution, etc. for such judgment or demand;

13. Status of operation of the disciplinary system, including information about the disciplinary system and disciplinary actions taken;

14. Status of lawsuits, legal advice, attorneys and legal advisors;

15. Mid-term and long-term financial management plans of each institution among the mid-term and long-term financial management plans submitted to the National Assembly in accordance with Article 9-2 of the National Financial Act; and

16. Other important matters concerning the management of the public institution, as requested by the Minister of Economy and Finance to publish after deliberation and resolution by the management committee.

(2) Every public institution shall publish the matters specified in each subparagraph of paragraph (1) on its Internet webpage, and shall keep necessary documents at its offices.

(3) Every public institution shall, upon receiving a request for inspection or a copy of the matters published in accordance with the provisions of paragraph (1), allow the requesting person to inspect them or deliver him/her a copy or reproduced material. In such cases, the provisions of Article 17 (Defrayment of Expenses) of the Official Information Disclosure Act shall apply mutatis mutandis to the defrayment of expenses incurred therefrom.

(4) Necessary matters concerning the publication on management of public institutions shall be prescribed by Presidential Decree.

Article 12 (Consolidated Publication)

(1) The Minister of Economy and Finance may prepare a separate standardized form for consolidating main items among the matters that shall be published by each public institution under the provisions of Article 11(1) and publish such items in the consolidated form (hereafter referred to as the “consolidated publication” in this Article). <Amended by Act No. 8852, Feb. 29, 2008>

(2) The Minister of Economy and Finance may request public institutions to submit necessary data for consolidated publication, and public institutions shall, in turn, comply with such a request if there are no extraordinary circumstances otherwise. <Amended by Act No. 8852, Feb. 29, 2008, Jun. 9, 2020>

(3) If a public institution fails to perform the duty to make the publication on management under the provisions of Article 11 or the consolidated publication under the provisions of paragraph (1) in good faith, or if it publishes a false fact, the Minister of Economy and Finance may order the public institution to publish such failure in publication or false publication, order it to correct such false fact, etc., and request the head of the competent agency or the relevant public institution, after deliberation and resolution by the management committee, to make personnel disposition, etc. against the person concerned. <Amended by Act No. 8852, Feb. 29, 2008, Mar. 31, 2020>

(4) Necessary matters concerning the guidelines, method, etc. for the consolidated publication shall be prescribed by Presidential Decree.

Article 13 (Customer Charter and Customer Satisfaction Level Survey)

(1) Every public institution that provides a direct service to the people shall establish and publish a customer charter containing the following descriptions:

1. Fundamental duties;

2. Details of the service provided and desirable level of the service;

3. Procedures for processing complaints and correction for the service provided and liability for damages, etc.;

4. Efforts, plans, etc. for improvement of the service provided.

(2) Every public institution that provides a direct service to the people shall conduct a survey on customer satisfaction level at least once a year on those who have experienced the service provided by the institution. In this case, the Minister of Economy and Finance may instruct public institutions to conduct a consolidated survey on customer satisfaction level and integrate the results of such survey for publication. <Amended by Act No. 8852, Feb. 29, 2008>

(3) Necessary matters concerning the scope of public institutions bound to establish and publicly announce the customer charter or conduct the customer satisfaction level survey under the provisions of paragraphs (1) and (2), the establishment and ‘public announcement of the customer charter, the procedure, scope, etc. of the customer satisfaction level survey shall be prescribed by Presidential Decree.

Article 14 (Adjustment of Functions of Public Institutions, etc.)

(1) The Minister of Economy and Finance shall examine the appropriateness of functions performed by public institutions after consultation with heads of the competent agencies and deliberation and resolution by the management committee, and shall establish a plan for consolidation, merger, or abolition of institutions, readjustment of their functions, privatization, etc. In such cases, the Minister of Economy and Finance shall report the established plan to the competent Standing Committee of the National Assembly <Amended by Act No. 8852, Feb. 29, 2008; Act No. 14461, Dec. 27, 2016>

(2) The Minister of Economy and Finance shall reflect on the plan under paragraph (1) the characteristics and activities of non-classified public institutions that are designated to carry on research and development activities in accordance with Article 5(5). <Newly Inserted, Mar. 27, 2018, Mar. 31, 2020>

(3) The heads of the competent agencies shall implement the plan as established under the provisions of paragraph (1), and shall submit the report on ‘their performances to the Minister of Economy and Finance. <Amended by Act No. 8852, Feb. 29, 2008, Mar. 27, 2018>

(4) The Minister of Economy and Finance may, if considered necessary as a result of an analysis on the details of the report submitted under the provisions of paragraph (3) and a confirmation and inspection of the actual state of the performances, demand the head of the competent agency, after deliberation and resolution by the management committee, to take necessary measures for smooth implementation of the plan. <Amended by Act No. 8852, Feb. 29, 2008, March 28, 2018>

(5) Necessary matters concerning the establishment and implementation of the plan under the provisions of paragraphs (1), (3) and (4) shall be prescribed by Presidential Decree. <Amended, Mar. 27 2018>

Article 15 (Innovation of Public Institutions)

(1) Every public institution shall promote continuous innovation in management for enhancing the efficiency in management and improving the quality of public service.

(2) The Minister of Economy and Finance may take necessary measures including the establishment of related guidelines, rating of innovated levels, etc., after deliberation and resolution by the management committee, to assist in management innovation under the provisions of paragraph (1). In this case, the Minister shall reflect the characteristics and business activities of non-classified public institutions that are designated as carrying on research and development activities, etc. in accordance with Article 5(5). <Amended by Act No. 8852, Feb. 29, 2008, Mar. 27, 2018, Mar. 31, 2020>

CHAPTER IV MANAGEMENT OF PUBLIC CORPORATIONS AND QUASI-GOVERNMENTAL INSTITUTIONS

SECTION 1 Articles of Association

Article 16 (Mandatory Provisions of Articles of Association)

(1) The articles of association of public corporations and quasi-governmental institutions shall contain the provisions concerning the following matters: Provided, That the provisions irrelevant to a certain public corporation or quasi-governmental institution in light of its form, characteristics, or business affairs may be omitted: <Amended by Act No. 9277, Dec. 31, 2008, Jun. 9, 2020>

1. Purpose;

2. Name;

3. Location of principal office;

4. Capital amount;

5. Stock or investment certificates;

6. Matters concerning executives and employees;

7. General meeting of shareholders or investors;

8. Management of the board of directors;

9. Scope of business, details and the execution thereof;

10. Accounting;

11. Method of public notice;

12. Issuance of corporate bonds;

13. Amendment to the articles of association;

14. Other matters prescribed by Presidential Decree.

(2) Every public corporation and quasi-governmental institution shall obtain authorization for the articles of association under the provisions of paragraph (1) from the head of the competent agency within three months after it is designated as a public corporation or quasi-governmental institution in accordance with Article 6. The foregoing shall apply to an amendment, revision, or modification of any provisions in the articles of association as authorized. <Amended, Jun. 9, 2020>

SECTION 2 Board of Directors

Article 17 (Establishment and Functions of Board of Directors)

(1) Every public corporation and quasi-governmental institution shall have the board of directors for deliberation and resolution on the following matters: <Amended by Act No. 10286, May 17, 2010>

1. Business goals, budget, management plan and mid-and long-term financial management plan;

2. Use of reserve fund and carry-over of budget;

3. Settlement of accounts;

4. Acquisition and disposition of fundamental assets;

5. Borrowing of long-term loans, issuance of corporate bonds, and repayment plan for such loans or bonds;

6. Selling prices for products and services;

7. Appropriation of retained earnings;

8. Investment in and contribution to other corporation, etc.;

9. Guarantees for obligations of other corporation: Provided, That it shall exclude the guarantees for obligations provided by a public corporation and quasi-governmental institution that engage in a guarantee business under the relevant Act in the course of executing its business;

10. Amendment of the articles of association;

11. Establishment and amendment of bylaws;

12. Remuneration for executives;

13. Matters that the head of the public corporation or quasi-governmental institution (hereinafter referred to as the “institution head”) considers it necessary to refer to the board of directors for deliberation and resolution;

14. Other matters considered necessary by the board of directors,

(2) The institution head shall report the following matters to the board of directors: <Amended, Jun. 9, 2020>

1. Matters pointed out at the inspection of state administration, the accounting audit conducted under the provisions of Article 43 (1), or the audit conducted by the Board of Audit and Inspection under the provisions of Article 52, and the plan for measures to be taken for such matters and the results thereof;

2. Results of an collective agreement executed by the public corporation or quasi-governmental institution and the estimated budget required for such an agreement (limited to a case where a collective agreement is entered into);

3. Other matters on which the board of directors demands the institution head to report.

(3) Where any other Act requires a public corporation or quasi-governmental institution to have any organization in lieu of the board of directors to perform the functions under the provisions of paragraph (1) in providing for the establishment and management of the public corporation or the quasi-governmental institution, such organization in whatsoever name shall be deemed to be the board of directors, while the members of such an organization shall be deemed to be the directors under this Act, to whom this Act shall apply.

Article 18 (Composition)

(1) The board of directors shall be comprised of not more than 15 directors including the institution head: Provided, That it may be comprised of not less than fifteen directors if the institution falls under any of the followings: <Amended, Jun. 9, 2020>

1. A public corporation or quasi-governmental institution having the general meeting of members such as the general meeting of shareholders or the general meeting of investors and established as a federation of local or trade institutions under any other Act;

2. Where the number of directors as of the time when it is designated as a public corporation or quasigovernmental institution under the provisions of Article 6 exceeds 15 persons: Provided, That the foregoing shall be applicable only for the period of time during which the term of incumbent directors as of the time of designation under the proviso to Article 28 (1) is guaranteed;

3. Where the number of directors exceeds 15 persons as a consequence of appointment of non-standing directors in accordance with the provisions of the latter part of Article 25 (3),

(2) The chairperson of the board of directors of a market-based public corporation and quasi-market-based public corporation, the asset size of which is not less than two trillion won shall become a non-standing senior director under Article 21: Provided, That one of the non-standing directors shall act as chairperson on behalf of the chairperson, as provided for in the articles of association, if the chairperson is unable to perform his/her duties due to unavoidable reasons. <Amended by Act No. 9829, Dec. 29, 2009>

(3) In applying paragraph (2), if no non-standing director exists at the time an institution is designated as a market-based public corporation or quasi-market-based public corporation under Article 6, the person prescribed by Acts and subordinate statutes at the time the institution is designated as a market-based public corporation or a quasi-market-based public institution shall be the chairperson of the board of directors until non-standing directors are appointed in accordance with the second sentence of Article 25 (3). <Amended by Act No, 9829, Dec. 29, 2009, Jun. 9, 2020>

(4) The institution head shall become the chairperson of the board of directors of a quasi-market-based public corporation, the asset size of which is less than two trillion won, or a quasi-governmental institution: Provided; That the concurrent holding of the office of the institution head and the office of the chairperson of the board of directors shall be prohibited, if there are provisions in any other Act that prohibit such concurrent holding of offices. <Amended by Act No. 9829, Dec. 29, 2009>

Article 19 (Meeting)

(1) The meeting of the board of directors shall be convened by the chairperson or at the request of at least 1/3 of incumbent directors, and the chairperson shall preside over the meeting.

(2) A resolution at the directors’ meeting shall be adopted by the affirmative vote of a majority of incumbent directors.

(3) The institution head or a director who has a specific interest in a matter put on the agenda of the directors’ meeting shall not participate in resolution on the matter. In this case, a director, etc. who is barred from participating in resolution shall not be included in the number of incumbent directors under the provisions of paragraph (2).

(4) The auditor may attend the directors’ meeting to present his/her opinion.

(5) The provisions of Article 391 (Method of Resolution by Board of Directors) (2) and 391-3 (Minutes of Board of Directors) (1) and (2) of the Commercial Act shall apply mutatis mutandis respectively to the resolution of the board of directors via telecommunication means, the minutes of the directors’ meeting, etc. <Amended, Jun. 9, 2020>

Article 20 (Committees)

(1) The board of directors of a public corporation may establish committees within the board of directors in accordance with the articles of association of the relevant public corporation. In such cases, the provisions of Article 393-2 (Committees of Board of Directors) of the Commercial Act shall apply mutatis mutandis to the matters concerning composition, power, etc. of such committees.

(2) Any market-based public corporation and quasi-market-based public corporation, the asset size of which is not less than two trillion won shall establish an audit committee under the board of directors as the committee under paragraph (1), in lieu of an auditor under Article 24 (1): Provided, That if a public corporation which shall newly establish an audit committee has an auditor, the audit committee shall be established after expiration of the auditor’s term of office. <Amended by Act No. 9829, Dec. 29, 2009>

(3) A quasi-market-based public corporation, the asset size of which is less than two trillion won, and a quasigovernmental institution may have an audit committee in accordance with the provisions of other Act. <Amended by Act No. 9829, Dec. 29, 2009>

(4) Except as otherwise provided herein, Articles 542-11 and 542-12 (3) through (6) of the Commercial Act shall apply mutatis mutandis to the composition, power, etc. of the audit committee. <Amended by Act No. 8635, Aug. 3, 2007; Act No. 9829, Dec. 29, 2009>

(5) The audit committee shall audit business affairs and accounting in accordance with the provisions of Article 32 (5), and shall report the results thereof to the board of directors.

Article 21 (Non-standing Senior Director)

(1) Every public corporation and quasi-governmental institution shall have one non-standing senior director.

(2) The non-standing senior director shall be elected by and among non-standing directors: Provided, That the non-standing senior director of a market-based public corporation and quasi-market-based public corporation, the asset size of which is not less than two trillion won, shall be appointed by the Minister of Economy and Finance among non-standing directors after deliberation and resolution by the management committee. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9829, Dec. 29, 2009>

(3) Necessary matters concerning the non-standing senior director’s qualification, performance of duties, etc. shall be prescribed by Presidential Decree.

Article 22 (Request for Removal, etc.)

(1) If it is found that the institution head commits an act in violation of a statute or the articles of association, neglects his/her duties, or he/she has a serious trouble in performing his/her duties as the institution head, the board of directors may request the head of the competent agency to remove or recommend to remove the institution head, after resolution to the effect by the board of directors.

(2) A non-standing director may, if considered necessary, request the auditor or the audit committee to audit a specific case in connection with the management of the public corporation or quasi-governmental institution by a written request jointly signed by two or more non-standing directors. In this case, the auditor or audit committee shall take action in accordance with such a request, if there is no particular reason otherwise. <Amended, Jun. 9, 2020>

(3) Non-standing directors may demand the institution head to furnish them with materials necessary for performing their duties as directors. In this case, the institution head shall comply with such a demand, if there is no particular reason otherwise. <Amended, Jun. 9, 2020>

Article 23 (Fund Management Deliberation Council)

(1) Notwithstanding the proviso to Article 74 (Fund Management Deliberation Council) (1) of the National Finance Act, every fund-management-based quasi-governmental institution shall have a deliberative organization for fund management (hereinafter referred to as the “fund management deliberation council”), independent of the board of directors of the quasi-governmental institution: Provided, That a fund management-based quasi-governmental institution shall not have the fund management deliberation council, if there is other statute that requires that an organization for deliberation on important policies for the fund managed by the fund-management-based quasi-governmental institution be established in the competent agency. <Amended, Jun. 9, 2020>

(2) The matters concerning the functions, composition, and management of the fund management deliberation council under the provisions of the main sentence of paragraph (1) shall be governed by the National Finance Act. <Amended, Jun. 9, 2020>

(3) Where a fund-management-based quasi-governmental institution has the fund management deliberation council established under the provisions of paragraph (1) and there is other statute that specifies some of the matters set forth in subparagraphs of Article 17 (1) as the matters subject to deliberation and resolution by the fund management deliberation council, the matters so specified may be excluded from the matters subject to deliberation and resolution under the provisions of Article 17 (1).

SECTION 3 Executives

Article 24 (Executives)

(1) Every public corporation and quasi-governmental institution shall have directors including the institution head and auditors: Provided, That no auditor is required if there is an audit committee established under the provisions of Article 20 (2) and (3).

(2) Directors shall be classified into standing and non-standing directors.

(3) The number of standing directors of a public corporation and a quasi-governmental institution, the size of which meets or exceeds the criteria prescribed by Presidential Decree or which is prescribed by Presidential Decree taking into account the special characteristics of its business affairs, shall be less than 1/2 of the fixed number of directors including the institution head: Provided, That fixed number of standing directors, while the terms of office of the executives are guaranteed under the proviso to Article 28 (1), may equal or exceed 1/2 of the fixed number of directors including the institution head, if the fixed number of standing directors at the time the corporation or institution is designated as a public corporation or quasi-governmental institution under Article 6 equals or exceeds 1/2 of the fixed number of directors including the institution head. <Amended by Act No. 9829, Dec. 29, 2009, Jun. 9, 2020>>

(4) The number of standing directors of a quasi-governmental institution, other than that under the main sentence of paragraph (3) shall be less than 2/3 of the fixed number of directors including the institution head: Provided, That the fixed number of standing directors, while the terms of office of the executives are guaranteed under the proviso to Article 28 (1), may equal or exceed 2/3 of the number of directors including the institution head, if the

“fixed number” of standing directors at the time such institution is designated as a quasi-governmental institution under Article 6 equals or exceeds 2/3 of the fixed number of directors including the institution head. <Newly Inserted by Act No. 9829, Dec. 29, 2009>

(5) An auditor shall be a standing or non-standing position, as prescribed by other Acts, subordinate statutes or the articles of association. <Newly Inserted by Act No. 9829, Dec. 29, 2009>

Article 24-2 (Objective of Appointment of Executives for Gender Equality)

(1) A public corporation or a quasi-government institution shall establish an objective of the appointment of executives in order to achieve gender equality, taking into considering the characteristics of each institution.

(2) The head of the institution shall establish an annual objective for appointment of executives based on the objective specified in Paragraph (1) and endeavor to implement such annual objective.

(3) The head of the institution shall submit an annual report on the establishment of objective and implementation of the objective specified in Paragraph (2) to the Ministry of Economy and Finance.

(4) Matters necessary to establish and implement the annual objective under Paragraph (2) and prepare the annual report under Paragraph (3), etc. shall be prescribed by the Presidential Decree.

[Newly Inserted, Dec. 31, 2018]

Article 25 (Appointment and Removal of Executives of Public Corporations)

(1) The head of a public corporation shall be appointed by the President on the recommendation of the head of the competent agency among a plural number of people recommended by the committee for recommendation of executives under the provisions of Article 29 (hereinafter referred to as the “executive recommendation committee”) and then selected through the deliberation and resolution by the management committee: Provided, That the head of a public corporation. the size of which is below the criteria prescribed by Presidential Decree shall be appointed by the head of the competent agency among a plural number of people recommended by the executive recommendation committee and then selected through the deliberation and resolution by the management committee. <Amended, Jun. 9, 2020>

(2) Standing directors of a public corporation shall be appointed by the head of the public corporation: Provided, That a standing director who becomes an audit commissioner of the audit committee under Article 20 (2) and (3) (hereinafter referred to as “standing audit commissioner”) shall be appointed either by the President or the Minister of Economy and Finance. <Amended by Act No. 9829, Dec. 29, 2009>

(3) Non-standing directors of a public corporation shall be appointed by the Minister of Economy and Finance after deliberation and resolution by the management committee among a plural number of people who have good knowledge and experience in the area of management (excluding public officials except teaching staff of national and public schools) as recommended by the executive recommendation committee. In such cases, a public corporation that has no non-standing director at the time of designation under the provisions of Article 6 shall appoint at least two non-standing directors within three months after designation. <Amended by Act No. 8852, Feb. 29, 2008, Jun. 9, 2020>

(4) The auditor of a public corporation shall be appointed by the President on the recommendation of the Minister of Economy and Finance among a plural number of people recommended by the executive recommendation committee and then selected through the deliberation and resolution by the management committee: Provided, That the auditor of a public corporation, the size of which is below the criteria prescribed by Presidential Decree shall be appointed by the Minister of Economy and Finance among a plural number of people recommended by the executive recommendation committee and then selected through the deliberation and resolution by the management committee. <Amended by Act No. 8852, Feb. 29, 2008, Jun. 9, 2020>>

(5) The head of a public corporation shall not be removed earlier than the expiry of his/her term unless he/she is removed by the person who has the power to appoint him/her under Articles 22 (1), 35 (3), 48(4), 48 (8) and

52-3(3) or there is a ground for removal as specified in the articles of association. <Amended by Act No. 9277, Dec. 31, 2008; Act No. 9513, Mar: 25, 2009, Mar. 27, 2018>

Article 26 (Appointment and Removal of Executives of Quasi-Governmental Institutions)

(1) The head of a quasi-governmental institution shall be appointed by the head of the competent agency among a plural number of people recommended by the executive recommendation committee: Provided, That the head of a quasi-governmental institution, the size of which meets or exceeds the criteria prescribed by Presidential Decree or which is specified by Presidential Decree taking into account the peculiarities of its business affairs, shall be appointed by President on the recommendation of the head of the competent agency among a plural number of people recommended by the executive recommendation committee. <Amended, Jun. 9, 2020>

(2) Standing directors of a quasi-governmental institution shall be appointed by the head of the quasigovernmental institution, and, where other Acts and subordinate statutes require to establish a separate recommendation committee for standing directors, the provisions of such Acts and subordinate statutes shall govern the recommendation of standing directors: Provided, That a standing audit commissioner shall be appointed either by the President or the Minister of Economy and Finance according to the procedures prescribed by paragraph (4). <Amended by Act No. 9829, Dec. 29, 2009>

(3) Non-standing directors of a quasi-governmental institution (excluding those appointed as ex officio non-standing directors pursuant to other Acts and subordinate statutes or the articles of association of the quasigovernmental institution; hereafter the same shall apply in this paragraph) shall be appointed by the head of the competent agency, while the non-standing directors of a quasi-governmental institution, the size of which meets or exceeds the criteria prescribed by Presidential Decree or which is prescribed by Presidential Decree taking into account the special characteristics of its business affairs, shall be appointed by the head of competent agency from among a plural number of people recommended by the executive recommendation committee: Provided, That where other Acts and subordinate statutes provides for a separate procedure for the recommendation of non-standing directors, the provisions of such Acts and subordinate statutes shall govern the recommendation of non-standing directors. <Amended by Act No. 9829, Dec. 29, 2009, Jun. 9, 2020>

(4) The auditor of a quasi-governmental institution shall be appointed by the Minister of Economy and Finance among a plural number of people recommended by the executive recommendation committee and selected through the deliberation and resolution by the management committee: Provided, That the auditor of a quasi-governmental institution shall, if its size exceeds the criteria prescribed by Presidential Decree or if it is specified by Presidential Decree taking into account the peculiarities of its business affairs, be appointed by the President on the recommendation of the Minister of Economy and Finance among a plural number of people recommended by the executive recommendation committee and then selected through the deliberation and resolution by the management committee. <Amended by Act No. 8852, Feb. 29, 2008, Jun. 9, 2020>>

(5) Article 25 (5) shall apply mutatis mutandis to the guarantee of the term of office for the head of a quasigovernmental institution. In such cases, “head of a public corporation” shall be read as “head of a quasigovernmental institution”. <Amended by Act No. 9829, Dec. 29, 2009>

Article 27 (Special Exception concerning Appointment of Executives of Public Corporations and Quasi-Governmental Institutions with General Meeting of Members)

The public corporations and quasi-governmental institutions that have the general meeting of members including the general meeting of shareholders and the general meeting of investors shall obtain the resolution of the general meeting of ‘members in connection with the appointment of executives, if such resolution is required by other statute.

Article 28 (Term of Office)

(1) The term of office of the institution head appointed in accordance with the provisions of Articles 25 and 26 shall be three years, while the term of office of directors and auditors shall be two years: Provided, That the directors incumbent at the time the public institution is designated as a public corporation or quasigovernmental institution under the provisions of Article 6 shall be deemed to have been appointed under the provisions of Articles 25 and 26, and the relevant statute in force at the beginning of the terms of office of such directors shall apply to their terms.

(2) The executives of public corporations and quasi-governmental institutions may be appointed consecutively by one year. In such cases, the person who has the power to appoint executives shall decide whether to appoint directors consecutively, considering the matters as categorized in the following subparagraphs:

1. Institution head: Results of the business performance evaluation under the provisions of Article 48;

2. Standing directors: Results of the actual performance evaluation of the performance agreement executed under the provisions of Article 31 (7) and results of performance of other duties;

3. Non-standing directors and auditors: Results from the evaluation of performance of duties under the provisions of Article 36 and results of performance of other duties.

(3) Consecutive appointment to an executive of a public corporation or quasi-governmental institution under the provisions of paragraph (2) does not require the recommendation process of the executive recommendation committee.

(4) Whenever an institution head is appointed for a consecutive term in accordance with the provisions of paragraph (2), an agreement shall be made again in compliance with the provisions of Article 31 (3). In such cases, the consultation with the executive recommendation committee under the provisions of Article 31 (2) is not required.

(5) Executives shall perform their duties until their successors are appointed, even after expiration of their terms.

Article 29 (Executive Recommendation Committee)

(1) Every public corporation and quasi-governmental institution shall have the executive recommendation committee for recommending ‘candidates for executives of the public corporation or quasi-governmental institution under Articles 25 and 26 and for negotiating the matters concerning the draft agreement with candidates for the institution head under Article 31 (2). <Amended by Act No. 982~ Dec. 29, 2009>

(2) The executive recommendation committee shall be comprised of non-standing directors of the public corporation or quasi-governmental institution and the members appointed by the board of directors.

(3) Neither executives and employees of a public corporation or quasi-governmental institution nor public officials may become members of the executive recommendation committee: Provided, That the foregoing shall not apply to non-standing directors of the public corporation or quasi-governmental institution, teaching staff under the Public Educational Officials Act, and public officials of the competent agency for the quasi-governmental institution.

(4) The fixed number of the members appointed by the board of directors shall be less than 1/2 of the fixed number of the members of the executive recommendation committee: Provided, That if only one non-standing director exists at the time the executive recommendation committee is established, the fixed number of the members appointed by the board of directors may be 1/2 of the fixed number of the members of the executive recommendation committee. <Amended by Act No. 9829, Dec. 29, 2009>

(5) The chairperson of the executive recommendation committee shall be elected by the committee members among non-standing directors of the public corporation or quasi-governmental institution, who are also the committee members.

(6) If there is no non-standing director in a public corporation or a quasi-governmental institution at the time when the executive recommendation committee is established, the committee shall be comprised of outside members appointed by the board of directors, and the chairperson of the committee shall be elected by and among the outside members.

(7) The executive recommendation committee shall prepare, retain and disclose the minutes containing details of deliberation, resolution, etc. at the meeting: Provided, That the foregoing shall not apply to the cases falling under any of subparagraphs of Article 9 (1) <Newly Inserted by Act No. 14461, Dec. 27, 2016.

(8) Necessary matters concerning the composition, management, candidate recommendation deadline, etc. of the executive recommendation committee shall be prescribed by Presidential Decree. <Amended by Act No. 14461, Dec. 27, 2016, Mar. 31, 2020>

Article 30 (Criteria of Recommendation of Candidates for Executives)

(1) The executive recommendation committee shall recommend the people, as candidates for the institution head, who have good knowledge and experience relating to corporate management and business affairs of the public corporation or quasi-governmental institution and competent ability for Chief Executive Officer.

(2) The executive recommendation committee shall recommend the people, as candidates for directors other than the institution head and an auditor, who have good knowledge, experience, and competent ability necessary for performing their duties as a director or auditor of the public corporation or quasigovernmental institution. Provided, that in the case of an auditor (including a standing auditor), a person who is qualified in any of the following subparagraphs shall be recommended: <Amended, Mar. 31, 2020, Jun. 9, 2020>

1. A person who is qualified as a certified public accountant or an attorney and has a minimum of three years of experience in work related to such qualification

2. A person who has served as an assistant professor or at a higher position for at least three years in areas directly related to audit, investigation and judicial affairs, budget and accounting, investigation, planning and evaluation, etc. (hereinafter referred to as “audit related works”) at a school under subparagraphs 1 through 5 of Article 2 of the Higher Education Act.)

3. A person who has been in charge of audit-related works for at least three years at a public institution, stock-listed corporation or research institute under Article 9(15)3 of the Financial Investment Services and Capital Markets Act and has experience prescribed by Presidential Decree

4. A person who has been in charge of audit-related works for at least three years at the state or a local government and has served as a public official at the level prescribed by Presidential Decree

5. A person with other expertise in accordance with the affairs of the relevant institution and qualified as prescribed by Presidential Decree

(3) The executive recommendation committee shall, when recommending candidates for executives, determine executive qualifications reflecting professionality, specialty, etc. of each institution and make recommendations in accordance therewith. In such cases, specific matters required for the preparation of executive qualifications shall be prescribed by the guidelines for management under Article 50. <Newly Inserted by Act No. 14461, Dec. 27, 2016>

(4) In order to recommend candidates for executives, the executive recommendation committee may invite the general public for the candidacy as prescribed by Presidential Decree. <Amended by Act No. 14461, Dec. 27, 2016, Jun. 9, 2020>

Article 31 (Agreement with Institution Head, etc.)

(1) In relation to the appointment of the institution head under the provisions of Articles 25 (1) and 26 (1), the board of directors shall prepare a draft agreement that contains the specific business goals that the institution head shall achieve during his/her term of office, the performance-based compensation, etc., and shall deliver the draft to the executive recommendation committee. In this case, the incumbent institution head may not participate in the directors’ meeting for preparing such a draft agreement.

(2) The executive recommendation committee shall, upon receiving the draft agreement in accordance with the provisions of paragraph (1),·negotiate the terms and conditions of the agreement with the people whom the committee considers recommending as candidates for the institution head, and shall inform the head of the competent agency of the result therefrom. In this case, the executive recommendation committee may revise, amend, or modify the details, terms and conditions of the draft agreement partially, if necessary for negotiation with the candidates for the institution head. <Amended, Jun. 9, 2020>

(3) The head of the competent agency shall execute an agreement with a person who shall be appointed to the institution head in accordance with the draft agreement as negotiated under the provisions of paragraph (2), but an agreement with the head of a public corporation shall be executed after prior consultation with the Minister of Economy and Finance. In this case, the head of the competent agency may negotiate the terms and conditions of the agreement with the person who shall be appointed to the institution head to agree on the terms and conditions different from those of the draft agreement under the provisions of paragraphs (1) and (2). <Amended by Act No. 8852, Feb. 29, 2008>

(4) The institution head and the head of the competent agency may amend, revise, or modify the details, terms, or conditions of the agreement by negotiations, when unavoidable circumstances occur after the agreement is executed in accordance with the provisions of paragraph (3): Provided, That the head of the competent agency shall consult with the Minister of Economy and Finance in advance, when he/she intends to agree with the head of a public corporation to amend, revise, or modify the details, terms, or conditions of the agreement. <Amended by Act No. 8852, Feb. 29, 2008>

(5) The head of the competent agency shall execute the agreement under the provisions of paragraph (3) with the institution head incumbent at the time when the institution is designated as a public corporation or quasigovernmental institution (excluding the case of change in designation) under Article 6, within three months after such designation: Provided, That the agreement under the provisions of paragraph (3) shall not be executed, if the remaining term is less than six months. <Amended, Jun. 9, 2020>

(6) The Minister of Economy and Finance or the head of the competent agency may evaluate the performance of the head of a public corporation or quasi-governmental institution on at least one occasion during his/her term of office based on the reports on the performance of the agreements entered into under paragraph (3) or (4). <Newly Inserted by Act No. 14076, Mar. 22, 2016>

(7) The institution head may enter into a performance agreement with standing directors of the relevant institution (excluding a standing audit commissioner; hereafter the same shall apply in this paragraph) and evaluate their actual performance and may remove any standing director, if a result of evaluation of the director’s actual performance shows poor performance. <Amended by Act No. 9829, Dec. 29, 2009; by Act No. 14076, Mar. 22, 2016>

Article 32 (Executives’ Duties, etc.)

(1) The institution head shall represent the public corporation or quasi-governmental institution, have overall control over its business affairs, and take the responsibility for the business performance of the public corporation or quasi-governmental institution.

(2) The institution head shall not represent the public corporation or quasi-governmental institution with respect to a matter in which the public corporation or quasi-governmental institution and he/she have conflicting interests. In such cases, the auditor or the audit committee shall represent the public corporation or quasigovernmental institution instead. <Amended by Act No. 9829, Dec. 29, 2009>

(3) When the institution head is unable to perform his/her duties due to an unavoidable reason or cause(including in the event the head is imprisoned in accordance with Article 70 or 201 of the Criminal Procedure Act) , one of standing directors shall act on behalf of the institution head in accordance with the provisions of the articles of association, while a director prescribed by the articles of association shall act on behalf of the institution head if there is no standing director or if the standing director is unable to act on his/her behalf. <Amended, Dec. 31, 2018, Jun. 9, 2020> >

(4) Directors shall deliberate on the matters brought up to the directors’ meeting, and shall participate in resolution.

(5) The auditor shall audit the business affairs and accounting of the public corporation or quasi-governmental institution in compliance with the audit guidelines prescribed by the Minister of Economy and Finance, and shall present his/her opinion to the board of directors. In this case, the Board of Audit and Inspection may present its opinion concerning the audit guidelines to the Minister of Economy and Finance. <Amended by Act No. 8852, Feb. 29, 2008>

(6) The institution head shall assist, as necessary, the auditor or the audit committee in employment, placement, etc. of employees necessary for performing his/her/its duties. <Amended by Act No. 9829, Dec. 29, 2009>

Article 33 (Guidelines for Remuneration for Executives)

(1) The guidelines for remuneration for executives of a public corporation or quasi-governmental institution shall be determined by the board of directors in accordance with the guidelines for remuneration determined by the Minister of Economy and Finance through the deliberation and resolution of the management committee, considering the following matters: <Amended by Act No. 9277, Dec. 31, 2008; Act No. 9829, Dec. 29, 2009, Act No. 14076, Mar. 22, 2016>

1. Institution head: The business performance of the public corporation or quasi-governmental institution, the details of the agreements under Article 31 (3) and (4), and the performance level thereof;

2. Standing directors (excluding standing audit commissioners): Results from the evaluation of actual execution of the performance agreement under Article 31 (7);

3. Standing auditors and standing audit commissioners: Results from the evaluation of actual performance of duties under Article 36.

(2) An interested executive shall not participate in the directors’ meeting in which the guidelines for remuneration for executives under the provisions of paragraph (1) are established.

(3) Notwithstanding paragraph (1), the relevant statutes, etc. in force at the time of designation shall apply to the remuneration for the executive for the year in which the institution is designated as a public corporation or quasi-governmental institution under the provisions of Article 6 (excluding the year in which the designation is changed). <Amended, Jun. 9, 2020>

Article 34 (Grounds for Disqualification)

(1) A person who falls under any of the following subparagraphs shall not be qualified for an executive of a public corporation or quasi-governmental institution: <Amended by Act No. 9277, Dec. 31, 2008; Act No. 9513, Mar. 25, 2009, Mar. 27, 2018>

1. A person who falls under any of the subparagraphs of Article 33 (Disqualifications) of the State Public Officials Act;

2. A person in whose case three years have not passed since he/she was removed from his/her office in accordance with Articles 22 (1), 31 (7), 35 (2) and (3), 36 (2), 48 (4), 48(8) and 52-3(3).

(2) An executive shall resign if he/she falls under any of the following subparagraphs. <Amended, Mar. 31, 2020>

1. He/she falls under subparagraph 1 of Article 69 of the State Public Officials Act;

2. He/she is found to fall under any of each subparagraph under paragraph 1 when he/she is appointed.

be automatically discharged, if he/she falls under any subparagraph of paragraph (1) or if it is discovered that he/she has fallen under any subparagraph of paragraph (1) at the time of his/her appointment.

(3) An act in which an executive discharged under the provisions of paragraph (2) was involved before he/she is discharged shall remain valid and effective.

Article 35 (Liabilities, etc. of Directors and Auditors)

(1) The provisions of Articles 382-3 (Directors’ Duty to be Faithful), 382-4 (Directors’ Duty to Keep Secret), 399 (Liability to Company), 400 (Release of Liability to Company) and 401 (Liability to Third Parties) of the Commercial Act shall apply mutatis mutandis to directors of public corporations and quasigovernmental institutions, while the provisions for release of liability to company in Articles 414 (Liability of Auditor) and 415 (Provisions Applicable Mutatis Mutandis) of the Commercial Act shall apply mutatis mutandis to auditors of public corporations and quasi-governmental institutions (including auditors of the audit committee; hereafter the same shall apply in this Article).

(2) If a non-standing director (excluding a non-standing director of a quasi-governmental institution; hereafter the same shall apply in this paragraph) or auditor (including a standing audit commissioner; hereafter the same shall apply in this paragraph) fails or neglects to perform his/her duties and responsibilities under paragraph (1) and his/her duties under Article 32, the Minister of Economy and Finance may, following the deliberation and resolution of the management committee, remove the non-standing director or the auditor or suggest the person who has the power to appoint to remove the non-standing director or auditor and may also demand the relevant public corporation or quasi-governmental institution to claim compensation ‘for damages. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9829, Dec. 29, 2009>

(3) If the institution head, a standing director (excluding a standing audit commissioner; hereafter the same shall apply in this paragraph) or non-standing director of a quasi-governmental institution fails or neglects to perform his/her duties and responsibilities under paragraph (1) and his/her duties under Article 32, the head of the competent agency may remove the institution head, standing director or non-standing director of the quasi-government institution or suggest or demand the person who has the power to appoint to remove the institution head, standing director or non-standing director of the quasi-government institution, and may also demand the relevant public corporation or quasi-governmental institution to claim compensation for damage: Provided, That if the head of the competent agency removes the institution head of a public corporation or recommends the person who has the power to appoint to remove the institution head of a public corporation, it shall undergo the deliberation and resolution of the management committee. <Amended by Act No. 9829, Dec. 29, 2009>

Article 36 (Evaluation of Actual Performance of Duties of Non-Standing Directors and Auditors)

(1) The Minister of Economy and Finance may, in cases where it is necessary, evaluate the actual performance of duties of non-standing directors, an auditor, or auditors of the audit committee of a public corporation or quasi-governmental institution. <Amended by Act No. 8852, Feb. 29, 2008>

(2) The Minister of Economy and Finance may remove or recommend the person who has the power to appoint to remove a non-standing director, auditor, or auditor of the audit committee after deliberation and resolution by the management committee, if a result from the evaluation of actual performance of duties of the non-standing director, the auditor, or auditor of audit committee under the provisions of paragraph (1) shows poor performance. <Amended by Act No. 8852, Feb. 29, 2008>

(3) The criteria and method for the evaluation of actual performance of duties under the provisions of paragraph (1) shall be prescribed by the Minister of Economy and Finance after deliberation and resolution by the management committee. <Amended by Act No. 8852, Feb. 29, 2008>

Article 37 (Prohibition of Executives and Employees from Taking Concurrent Offices)

(1) Neither standing executives nor employees of a public corporation or quasi-governmental institution may engage in a business other than their duties for the purpose of making a profit.

(2) If a standing executive of a public corporation or quasi-governmental institution obtains permission from the person who has the power to appoint or recommend him/her or if an employee of a public corporation or quasi-governmental institution obtains permission from the institution head, he/she may take a non-profit office concurrently.

(3) The scope of the business for profit under the provisions of paragraph (1) shall be prescribed by Presidential Decree.

SECTION 4 Budget and Accounting

Article 38 (Fiscal Year)

The fiscal year of public corporations and quasi-governmental institutions shall conform to the State’s fiscal year.

Article 39 (Accounting Principles, etc.)

(1) The accounting of public corporations and quasi-governmental institutions shall be based on accruals to clearly show business performance and increases, decreases, and changes in assets.

(2) A public corporation or quasi-governmental institution may place an individual, legal entity, organization, etc. under restrictions on qualification for participating in a bid for a certain period of time not exceeding two years, if it is clearly foreseeable on its judgment that the individual, legal entity, organization, etc. will interfere with fair competition or proper performance of a contract.

(3) Necessary matters concerning the accounting principles and restrictions on the qualification for bidding under the provisions of paragraphs (1) and (2) shall be prescribed by Ordinance of the Ministry of Economy and Finance. <Amended by Act No. 8852, Feb. 29, 2008>

Article 39-2 (Establishment, etc. of Mid-and Long-Term Financial Management Plan)

(1) The heads of institutions falling under any of the falling subparagraphs shall annually establish mid-and long-term financial management plans-thereinafter referred to as “mid-and long-term financial management plan”) for five fiscal years or more, including the relevant year, have the plans finalized via the resolution by the board of directors, and submit them to the Minister of Economy and Finance and the heads of competent administrative agencies by June 30: <Amended by Act No. 12268, Jan. 21, 2014>

1. Public corporations and quasi-governmental institutions with total asset size over two trillion won or those with a clause on government’s compensation for loss in the laws forming the basis of the foundation thereof;

2. Other public corporations and quasi-governmental institutions under the category prescribed by Presidential Decree, in consideration of the size of their asset and liabilities.

(2) The mid-and long-term financial plan shall include the following details:

1. Business goals under Article 46;

2. Business plans and investment directions;

3. Financial outlook, the grounds thereof, and management plans;

4. Liability management plans detailing the outlook for liability increase and/or decrease, the grounds thereof, management plans, etc.;

5. Evaluation and analysis on any change against the mid-and long-term financial management plan of the previous year, causes of changes and management plans, etc.;

6. Other matters prescribed by Presidential Decree.

(3) The Minister of Economy and Finance may require of the head of the relevant institution that is a public corporation, and the head of the responsible institution may require of the relevant institution that is a quasigovernmental institution, to change the Mid- and Long-Term Financial Management Plan, respectively, considering the national policy directions, management and economic environments concerning the institutions establishing such Mid- and Long-Term Financial Management Plan. <Newly Inserted by Act No. 12268, Jan. 21, 2014>

(4) Matters, such as detailed methods for preparing a mid-and long-term financial management plan shall be prescribed by Presidential Decree. <Amended by Act No. 12268, Jan. 21, 2014>

[This Article Newly Inserted by Act No. 10286, May 17, 2010]

Article 40 (Budget Compilation)

(1) The budget of a public corporation or quasi-governmental institution shall be compiled with the separate parts of the general provisions, the estimated income statement, the estimated balance sheet, and the financial plan.

(2) The institution head shall-prepare a budget bill for the next fiscal year in accordance with the business goals under the provisions of Article 46 and the guidelines for management under the provisions of Article 50; and shall submit the bill to the board of directors of the public corporation or quasi-governmental institution no later than the beginning of the next fiscal year.

(3) The institution head shall conduct a preliminary feasibility study as prescribed by Presidential Decree, in order to compile a budget for a new investment project and capital investment: Provided, That such preliminary feasibility study need not be conducted for any of the following projects: : <Newly Inserted by Act No. 14076, Mar. 22, 2016>

1. A project for which the preliminary feasibility study is conducted under Article 38 of the National Finance Act among projects funded by the government budget;

2. A project related to inter-Korean exchanges and cooperation or a project implemented under an agreement or treaty entered into with another country;

3. A simple improvement and maintenance project implemented to increase the use of an existing facility, such as road maintenance and improvement of deteriorated waterworks;

4. A project that needs to be implemented urgently to support the recovery from a disaster defined under subparagraph 1 of Article 3 of the Framework Act on the Management of Disasters and Safety (hereinafter referred to as “disaster”), or to ensure the safety of facilities and to cope with health or food safety issues;

5. A project that needs to be implemented urgently to prevent a disaster, to which the consent of the competent Standing Committee of the National Assembly has been granted;

6. A project that should be implemented pursuant to the statutes;

7. A project that needs to be implemented as a national policy in order to ensure balanced regional development and to cope with urgent economic and social situations, and that meets both of the following requirements. In such cases, the details of a project exempt from the preliminary feasibility study and the grounds for exemption shall be reported without delay to the competent Standing Committee of the National Assembly:

(a) A detailed project plan including the purpose, scale and implementation method of the project and other matters shall have been formulated;

(b) The project shall have been confirmed at the meeting of the State Council because it needs to be implemented as a national policy.

(4) The budget bill prepared and submitted under the provisions of paragraph (2) shall be finally adopted by resolution of the board of directors: Provided, That if other Act requires a separate process in connection with the budget of a public corporation or quasi-governmental institution, such as a resolution by the general meeting of members including the general meeting of shareholders or investors or a resolution by the fund management deliberation council under the provisions of Article 23, the budget shall be finalized through such a process after resolution by the board of directors, while if other Act requires approval of the head of the competent agency for finalizing a budget of a quasi-governmental institution, such approval shall be obtained from the head of the competent agency after resolution by the board of directors. <Amended by Act No. 14076, Mar. 22, 2016>

(5) The budget already finalized at the time of designation as a public corporation or quasi-governmental institution under the provisions of Article 6 shall be deemed to have been prepared and finalized in accordance with the provisions of paragraphs (1) through (4). <Amended by Act No. 14076, Mar. 22, 2016>

(6) The institution head who intends to revise the finalized budget of the public corporation or quasi-governmental institution because of a change in business goals of the public corporation or quasi-governmental institution or any other unavoidable circumstances shall prepare and submit a bill of revised budget to the board of directors. In this case, paragraph (4) shall apply mutatis mutandis to the finalization of the bill of revised budget. <Amended by Act No. 14076, Mar. 22, 2016>

(7) When the budget is finalized or revised under the provisions of paragraphs (4) through (6), the public corporation or quasi-governmental institution shall report the details to the Minister of Economy and Finance, the head of the competent agency, and the Chairperson of the Board of Audit and Inspection: Provided, That it shall be deemed to have been reported to the head of the competent agency, where approval under the proviso to paragraph (4) has been obtained from the head of the competent agency. <Amended by Act No. 14076, Mar. 22, 2016>

(8) Public institutions and quasi-public institutions shall without delay submit the budgets (including plans for revenue and expenditure for the relevant year) that are confirmed or changed in accordance with the provisions from paragraphs (4) to (6) to the standing committee under the control of the National Assembly. <Newly inserted, Dec. 31, 2018>

Article 40-2 (Disclosure of Data Relating to Preparatory Feasibility Study)

The heads of the institutions shall disclose the materials on the result of preparatory feasibility test in accordance with Article 7 of the Act on Disclosure of Information of Public Institutions. <Newly Inserted, Mar. 27, 2018>

Article 40-3 (Re-performance of Feasibility Study and Disclosure of Study Results)

(1) The head of the institutions shall re-perform the feasibility study of the project (hereafter referred to as “re-feasibility study”) for the projects which fall under criteria prescribed by Presidential Decree, such as an increase in the total cost of the project by a certain amount, etc.

(2) The head of the institutions shall disclose the data of the re-feasibility study results pursuant to Article 7 of the Official Information Disclosure Act. <This Article Newly Inserted, Mar. 11, 2020>

Article 41 (Quasi-Budget)

(1) If a public corporation or quasi-governmental institution fails to finalize its budget before the beginning of a fiscal year due to a natural disaster or any other inevitable cause or event, the public corporation or quasigovernmental institution may compile and manage a budget based on the budget for the preceding fiscal year (hereafter referred to as the “quasi-budget” in this Article).

(2) The quasi-budget shall become ineffective when the budget for the fiscal year is finally established. In this case, the budget already executed under the quasi-budget shall be deemed to have been executed under the budget for the corresponding fiscal year.

Article 42 (Establishment of Management Plan)

(1) When the budget is finally established under the provisions of Article 40 (4) and (5), the public corporation or quasi-governmental institution shall establish a management plan, without delay, in accordance with the budget for the corresponding fiscal year after resolution by the board of directors: Provided, That the management plan already established at the time of designation as a public corporation or quasi-governmental institution in accordance with Article 6 shall be deemed to have been established under this Act. <Amended by Act No. 14076, Mar. 22, 2016>

(2) When a public corporation or quasi-governmental institution revises the budget established in accordance with the provisions of Article 40 (6) it shall revise the management plan established in accordance with the provisions of paragraph (1), without delay, after resolution by the board of directors. <Amended by Act No. 14076, Mar. 22, 2016>

(3) A public corporation or quasi-governmental institution shall submit the management plan established for the corresponding fiscal year under the provisions of paragraphs (1) and (2) to the Minister of Economy and Finance (only in the cases of public corporations) and the head of the competent agency within two months after the budget is finalized in accordance with the provisions of Article 40 (4) through (6). <Amended by Act No. 8852, Feb. 29, 2008, Act No. 14076, Mar. 22, 2016, Jun. 9, 2020>

Article 43 (Submission of Statements on Settlement of Accounts)

(1) Every public corporation and quasi-governmental institution shall prepare the statements on the settlement of accounts for the corresponding fiscal year, without delay, at the end of the fiscal year, and shall take an accounting audit conducted by an accounting auditor (hereinafter referred to as “accounting auditor”) appointed from among persons falling under any of the following subparagraphs. In such cases, every public corporation and quasi-governmental institution shall submit the statements on settlement of accounts within the period prescribed by the Rules of the Board of Audit and Inspection: <Amended by Act No. 9513, Mar. 25, 2009, Oct. 31, 2017, Jun. 9, 2020>

1. An accounting firm (hereinafter referred to as “accounting firm”) under Article 23 the Certified Public Accountant Act;

2. An audit team (hereinafter referred to as “audit team”) under Article 2, subparagraph 7.b under the Act on External Audit of Stock Companies, Etc.

(2) Each public corporation and quasi-governmental institution shall, respectively to the Minister of Economy and Finance and the head of the competent agency, submit each of the following statements on the settlement of accounts prepared according to paragraph (1) no later than the last day of February of the following year and finalize the settlement of accounts by obtaining approval no later than March 31st: Provided, That the settlement of accounts shall be finally approved by the general meeting of members, if the public corporation or quasi-governmental institution has the general meeting of members, such as the general meeting of shareholders or investors: <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9513, Mar. 25, 2009; Act No. 9829, Dec. 29, 2009, Jun. 9, 2020>

1. Financial statements (including the auditor’s’ opinion by an accounting auditor) and accompanying documents;

2. Other documents necessary for clarifying the details of the settlement of accounts.

(3) The Minister of Economy and Finance and the head of the competent agency shall submit, to the Board of Audit and Inspection, the statements on the settlement of accounts of the public corporation or quasigovernmental institution as finalized in accordance with paragraph (2) and other necessary documents (hereafter referred to as “statements, etc. on the settlement of accounts” in this Article) no later than May 10 every year. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9829, Dec. 29, 2009>

(4) The Board of Audit and Inspection shall, upon receiving the statements, etc. on the settlement of accounts under paragraph (3), inspect the statements, etc. on the settlement of accounts submitted by the legal entities under Article 22 (1) 3 of the Board of Audit and Inspection Act and other public corporations and quasigovernmental institutions as specified by the Rule of the Board of Audit and Inspection, and shall submit the results thereof to the Minister of Economy and Finance by no later than July 31. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9829, Dec. 29, 2009>

(5) Necessary matters concerning the criteria for selection of an accounting firm and audit team qualified for accounting audits under paragraph (1), the procedures of accounting audits, and the audit by the Board of Audit and Inspection for the settlement of accounts under paragraph (4) shall be prescribed by the Rule of the Board of Audit and Inspection. <Amended by Act No. 9513, Mar. 25, 2009>

(6) The Minister of Economy and Finance shall report to the State Council the statements, etc. on the settlement of accounts under paragraph (3) along with the results of the audit conducted by the Board of Audit and Inspection under paragraph (4), and shall also submit them to the National Assembly by no later than August 20. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9829, Dec. 29, 2009>

(7) Notwithstanding the provisions of paragraphs (1) through (6), the settlement of accounts for the year in which a public corporation or a quasi-governmental institution is designated under the provisions of Article 6 shall be governed by the statues in force at the time of such designation. <Amended, Jun. 9, 2020>

Article 43-2 (Consultation on Transferring Capital of Public Corporation, etc.)

(1) Where a public corporation intends to transfer the profit reserve, the accumulated fund for business expansion, other reserves or accumulated funds into the capital, it shall consult with the Minister of Economy and Finance in advance before passing the relevant procedure such as the board of directors, a general meeting of stockholders, etc.

(2) Where a public corporation has transferred the profit reserve, the accumulated fund for business expansion, other reserves or accumulated funds into the capital, it shall report the fact to the head of the competent agency.

[This Article Newly Inserted by Act No. 10896, Jul. 25, 2011]

[The Pre-existing Article 43-2 Moved to Article 43-3, Jul 25, 2011]

Article 43-3 (Appointment, etc. of Accounting Auditors)

(1) Any public corporation or quasi-governmental institution shall establish and operate an appointment committee for accounting auditors with its specialty and independence guaranteed (if an audit committee under Article 20 is established, it shall be deemed the appointment committee for accounting auditors) to appoint the accounting auditors. In such cases, all non-standing directors of the relevant public corporation or quasi-governmental institution shall be appointed as the members of the appointment committee for accounting auditors.

(2) Matters concerning the composition and operation of the appointment committee for accounting auditors under paragraph (1) shall be prescribed, by Presidential Decree.

(3) Articles 9 (3) through (6) and (7), 10(5) and 21(1) of the Act on External Audit of Stock Companies, Etc. shall apply mutatis mutandis to grounds for disqualification, qualifications, appointment, powers, etc. of accounting auditors. In such cases, an “auditor,” a “company” and the “auditor selection and appointment commission” shall be deemed an “accounting auditor,” a “public corporation or quasi-governmental institution” and the “appointment committee for accounting auditors,” respectively. <Amended, Oct. 31, 2017>

(4) Any accounting auditor and a certified public accountant, employee and other person under his/her control shall not disclose any confidential information acquired in the course of performing his/her duties concerning the accounting audits of a public corporation or quasi-governmental institutions: Provided, That this shall not apply to cases where special provisions exist pursuant to other Acts or the Rules of the Board of Audit and Inspection under Article 43 (5). <Amended by Act No. 10896, Jul. 25, 2011>

[This Article Newly Inserted by Act No. 9513, Mar. 25, 2009]

[This Article Moved from Article 43-2. The Pre-existing Article 43-3 Moved to Article 43-4, Jul. 25, 2011]

Article 43-4 (Liability for Damage)

Article 31 (1) through (5) and (7) of the Act on External Audit of Stock Companies, Etc. shall apply mutatis mutandis to liability of an accounting auditor, director, auditor, member of the audit committee or other person for damage to a public corporation, quasi-governmental institution or a third party. In such cases, an “auditor,” a “company” and “Article 10” shall be deemed an “accounting auditor,” a “public corporation or quasigovernmental institution” and “Article 43,” respectively. <Amended, Oct. 31, 2017>

[This Article Newly Inserted by Act 9513, Mar. 25, 2009]

[This Article Moved from Article 43-3, Jul. 25, 2011]

Article 44 (Commission of Purchasing Goods and Contracting Construction Works)

(1) Where any public corporation or quasi-governmental institution intends to purchase competing products among small and medium enterprises under Article 6 of the Act on Facilitation of Purchase of Small and Medium Enterprise-Manufactured Products and Support for Development of their Markets for not less than the amount announced by the Minister of Economy and Finance pursuant to Article 4 (1) of the Act on Contracts to which the State is a Party, the public corporation or quasi-governmental institution shall commission the purchase thereof to the Administrator of the Public Procurement Service or purchase them according to contracting methods under Article 14 of the Government Procurement Act: Provided, That this shall not apply to cases prescribed by Ordinance of the Ministry of Economy and Finance considering the uniqueness, specialty, safety and other aspects of a product to be purchased. <Newly Inserted by Act No. 9829, Dec. 29, 2009, Mar. 31, 2020>

(2) A public corporation or quasi-governmental institution may commission the Administrator of the Public Procurement Service to purchase goods in demand or execute a contract for construction works, if considered necessary. <Amended by Act No. 9829, Dec. 29, 2009>

Article 45 (Investment Method)

When the Government invests the capital in a public corporation or quasi-governmental institution, the Minister of Economy and Finance shall decide on the period and method for such investment to implement it accordingly. <Amended by Act No. 8852, Feb. 29, 2008>

SECTION 5 Evaluation and Supervision of Management

Article 46 (Establishment of Management Goals)

(1) The institution head shall set up medium and long-term management goals for not less than five fiscal years including the following year, considering the substance of business, the management environment, and the details, etc. of the agreements executed under the provisions of Article 31 (3) and (4), and shall submit them to the Minister of Economy and Finance and the head of the competent agency by no later than October 31 every year after finalizing them through resolution by the board of directors. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 10286, May 17, 2010>

(2) Notwithstanding paragraph (1), with respect to the year in which the institution is designated as a public corporation or quasi-governmental institution (excluding a change in designation) under the provisions of Article 6, the institution head shall set up medium and long-term management goals for not less than three fiscal years including the corresponding year within three months after such designation, and shall submit them to the Minister of Economy and Finance and the head of the competent agency after finalizing them through resolution by the board of directors. <Amended by Act No. 8852, Feb. 29, 2008, Mar. 31, 2020, Jun. 9, 2020>

(3) Whenever the management goals set up under paragraphs (1) and (2) are changed, the head of institutions shall submit the details of the change to the Minister of Economy and Finance and the head of the competent agency immediately after finalizing them through resolution by the board of directors. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 10286, May 17, 2010>

(4) Considering the management environment, the economic situation, the direction of national policies, etc. of a public corporation or quasi-governmental institution, the Minister of Economy and Finance may demand the head of a public corporation to change business goals, while the head of the competent agency may demand such a change to the head of a quasi-governmental institution. <Amended by Act No. 8852, Feb. 29, 2008>

Article 47 (Report on Management Performance, etc.)

(1) Every public corporation and quasi-governmental institution shall prepare a report describing the management performance for the preceding year (hereinafter referred to as the “management performance report”) and a report on performance of the agreement executed by the institution head in accordance with the provisions of Article 31 (3) and (4), and shall submit them to the Minister of Economy and Finance and the head of the competent agency by no later than March 20 each year. <Amended by Act No. 8852, Feb. 29, 2008>

(2) The provisions of paragraph (1) shall not be applicable to the year in which the institution is designated as a public corporation or quasi-governmental institution under the provisions of Article 6 (excluding a change in designation). <Amended, Jun. 9, 2020>

(3) The management performance report shall be accompanied by the statements on the settlement of accounts prepared according to Article 43 (1). <Amended by Act No. 9829, Dec. 29, 2009>

Article 48 (Management Performance Evaluation)

(1) The Minister of Economy and Finance shall evaluate the management performance of a public corporation or quasi-governmental institution based on the annual report under the provisions of Article 24-2 (3), the report on the performance of the agreement under the provisions of Article 31 (3) and (4), the management goals under the provisions of Article 46 and the management performance report: Provided, That such management performance evaluation shall not be made in the year during which the institution is designated as a public corporation or quasi-governmental institution under the provisions of Article 6 (excluding a change in designation). <Amended by Act No. 8852, Feb. 29, 2008, Dec. 31, 2018, Jun. 9, 2020>

(2) In making the management performance evaluation of a public corporation or quasi-governmental institution under the provisions of main sentence of paragraph (1), the Minister of Economy and Finance shall utilize the results from the evaluations already made for the institutions subject to the evaluation of fund management under the provisions of Article 82 (Evaluation of Fund Management) of the National Finance Act and the institutions subject to the evaluation under Article 32 (Fostering Government-Invested Research Institutes, etc.) (3) of the Framework Act on Science and Technology. <Amended by Act No. 8852, Feb. 29, 2008, May 28, 2014>

(3) The Minister of Economy and Finance may request a public corporation or quasi-governmental institution to submit relevant data, if necessary for the management performance evaluation under paragraph (1). <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9277, Dec. 31, 2008>

(4) In cases where a public corporation or quasi-government institution has failed to submit a report on the annual report under the provisions of Article 24-2 (3), the execution of an agreement under Article 31 (3) and (4), a management performance report and their attached documents or prepare and submit them falsely, or impeded ethical management by unfair personnel management, etc. as provided by Presidential Decree, the Minister of Economy and Finance shall modify the result of management performance evaluation and the piece rate through the deliberation and resolution of the management committee, or take measures, such as caution, warning or such to the relevant institution, or request the head of the competent agency or institution head to take personnel measures for the related persons. In such cases, if the auditor, members of the audit committee or the institution head has failed or neglected to perform the related duties, the Minister of Economy and Finance or the heads of the competent authorities may dismiss the relevant auditor, member of the audit committee or the institution head through the deliberation and resolution of the management committee or make a recommendation to a person who has the power to appoint such auditor, member of the audit committee or the institution head to dismiss such person. <Newly Inserted by Act No. 9277, Dec. 31, 2008, amended, Mar. 27, 2018, Dec. 31, 2018>

(5) Criteria and methods for the evaluation of management performance under paragraph (1) shall be prescribed by the Minister of Economy and Finance through deliberation and resolution by the management committee, in such a manner that the following matters shall be included in the evaluation of a public corporation or quasi-governmental institution: <Amended by Act No. 14076, Mar. 22, 2016>

1. The rationality and achievement level of management goals;

2. The public nature and efficiency of major projects;

3. The adequacy of organizational and personnel management, including types of employment of employees;

4. Soundness in financial management and budget-saving efforts, including the implementation of the mid- and long-term financial management plan formulated under Article 39-2;

5. Results of the customer satisfaction survey conducted under Article 13 (2);

6. Operation of a rational performance-based payment system;

7. Other matters related to the management of the public corporation or quasi-governmental institution.

(6) The Minister of Economy and Finance may organize and operate a management evaluation team for public corporations and quasi-governmental institutions (hereinafter referred to as “management evaluation team”) to ensure the efficient execution of management performance evaluation under paragraph (1) and to provide professional and technical research or consultation concerning management performance evaluation. <Newly Inserted by Act No. 9513, Mar. 25, 2009>

(7) The Minister of Economy and Finance shall finish the evaluation of the management performance of public corporations and quasi-governmental institutions by no later than June 20 each year, and shall report the results therefrom to the National Assembly and the President after deliberation and resolution by the management committee. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9277 Dec. 31, 2008; Act No. 9513 Mar. 25, 2009>

(8) The Minister of Economy and Finance may recommend or request the person who has the power to appoint the institution head and standing directors of a public corporation or a quasi-governmental institution to remove the institution head or the standing directors under the provisions of Articles 25 and 26 after deliberation and resolution by the management committee, if the results from the business performance evaluation under paragraph (7) show poor performance of the public corporation or quasi-governmental institution. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9277, Dec. 31, 2008; Act No. 9513, Mar. 25, 2009>

(9) The Minister of Economy and Finance may request a public corporation or quasi-government institution which has caused the insolvent management due to the excessive appropriation of personnel expenses as a result of the management performance evaluation under paragraph (1) and the violation of guidelines of operation under Article 50 (1) to take personnel or budgetary measures for securing of the responsibility for future management and improvement in management through the deliberation and resolution of the management committee. <Newly Inserted by Act No. 9277, Dec. 31, 2008; Act No. 9513 Mar. 25, 2009>

(10) Necessary matters concerning the procedure for the management performance evaluation, the measures following the results from the management performance evaluation under paragraph (1), and composition, operation, etc. of the management evaluation team shall be prescribed by Presidential Decree. <Amended by Act No. 9277, Dec. 31, 2008; Act No. 9513, Mar. 25, 2009>

Article 48 (Management Performance Evaluation)

(1) The Minister of Economy and Finance shall evaluate the management performance of a public corporation or quasi-governmental institution based on the annual report under Article 24-2(3), the report on the performance of the agreement under the provisions of Article 31 (3) and (4), the management goals and the management performance report under the provisions of Article 46: Provided, That such management performance evaluation shall not be made in the year during which the institution is designated as a public corporation or quasi-governmental institution under the provisions of Article 6 (excluding a change in designation). <Amended by Act No. 8852, Feb. 29, 2008, Dec. 31, 2018>

(2) In making the management performance evaluation of a public corporation or quasi-governmental institution under the provisions of main sentence of paragraph (1), the Minister of Economy and Finance shall utilize the results from the evaluations already made for the institutions subject to the evaluation of fund management under the provisions of Article 82 (Evaluation of Fund Management) of the National Finance Act and the institutions subject to the evaluation under Article 32 (Fostering Government-Invested Research Institutes, etc.) (3) of the Framework Act on Science and Technology. <Amended by Act No. 8852, Feb. 29, 2008, May 28, 2014>

(3) The Minister of Economy and Finance may request a public corporation or quasi-governmental institution to submit relevant data, if necessary for the management performance evaluation under paragraph (1). <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9277, Dec. 31, 2008>

(4) In cases where a public corporation or quasi-government institution has failed to submit the annual report under Article 24-2(3), a report on the execution of an agreement under Article 31 (3) and (4), a management performance report and their attached documents or prepare and submit them falsely, or impeded ethical management by unfair personnel management, etc. as provided by Presidential Decree, the Minister of Economy and Finance shall modify the result of management performance evaluation and the piece rate through the deliberation and resolution of the management committee, or take measures, such as caution, warning or such to the relevant institution, or request the head of the competent agency or institution head to take personnel measures for the related persons. In such cases, if the auditor, members of the audit committee or the institution head has failed or neglected to perform the related duties, the Minister of Economy and Finance or the heads of the competent authorities may dismiss the relevant auditor, member of the audit committee or the institution head through the deliberation and resolution of the management committee or make a recommendation to a person who has the power to appoint such auditor, member of the audit committee or the institution head to dismiss such person. <Newly Inserted by Act No. 9277, Dec. 31, 2008, amended, Mar. 27, 2018, Dec. 31, 2018>

(5) Criteria and methods for the evaluation of management performance under paragraph (1) shall be prescribed by the Minister of Economy and Finance through deliberation and resolution by the management committee, in such a manner that the following matters shall be included in the evaluation of a public corporation or quasi-governmental institution: <Amended by Act No. 14076, Mar. 22, 2016>

1. The rationality and achievement level of management goals;

2. The public nature and efficiency of major projects;

3. The adequacy of organizational and personnel management, including types of employment of employees;

4. Soundness in financial management and budget-saving efforts, including the implementation of the mid- and long-term financial management plan formulated under Article 39-2;

5. Results of the customer satisfaction survey conducted under Article 13 (2);

6. Operation of a rational performance-based payment system;

7. Other matters related to the management of the public corporation or quasi-governmental institution.

(6) The Minister of Economy and Finance may organize and operate a management evaluation team for public corporations and quasi-governmental institutions (hereinafter referred to as “management evaluation team”) to ensure the efficient execution of management performance evaluation under paragraph (1) and to provide professional and technical research or consultation concerning management performance evaluation. <Newly Inserted by Act No. 9513, Mar. 25, 2009>

(7) The Minister of Economy and Finance shall finish the evaluation of the management performance of public corporations and quasi-governmental institutions by no later than June 20 each year, and shall report the results therefrom to the National Assembly and the President after deliberation and resolution by the management committee. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9277 Dec. 31, 2008; Act No. 9513 Mar. 25, 2009>

(8) The Minister of Economy and Finance may recommend or request the person who has the power to appoint the institution head and standing directors of a public corporation or a quasi-governmental institution to remove the institution head or the standing directors under the provisions of Articles 25 and 26 after deliberation and resolution by the management committee, if the results from the business performance evaluation under paragraph (7) show poor performance of the public corporation or quasi-governmental institution. <Amended by Act No. 8852, Feb. 29, 2008; Act No. 9277, Dec. 31, 2008; Act No. 9513, Mar. 25, 2009>

(9) The Minister of Economy and Finance may request a public corporation or quasi-government institution which has caused the insolvent management due to the excessive appropriation of personnel expenses as a result of the management performance evaluation under paragraph (1) and the violation of guidelines of operation under Article 50 (1) to take personnel or budgetary measures for securing of the responsibility for future management and improvement in management through the deliberation and resolution of the management committee. <Newly Inserted by Act No. 9277, Dec. 31, 2008; Act No. 9513 Mar. 25, 2009>

(10) Necessary matters concerning the procedure for the management performance evaluation, the measures following the results from the management performance evaluation under paragraph (1), and composition, operation, etc. of the management evaluation team shall be prescribed by Presidential Decree. <Amended by Act No. 9277, Dec. 31, 2008; Act No. 9513, Mar. 25, 2009>

Article 49 (Preparation of Annual Report)

The Minister of Economy and Finance may prepare and publish an annual report concerning the business status, etc. of public corporations and quasi-governmental institutions every year, based on the management performance reports and the results from the management performance evaluation under the provisions of Article 48. <Amended by Act No. 8852, Feb. 29, 2008>

Article 50 (Guidelines for Management)

(1) The Minister of Economy and Finance shall establish the guidelines for the following matters in connection with the daily affairs relating to the administration of public corporations and quasi-governmental institutions (hereinafter referred to: as the “management guidelines”) after deliberation and resolution by the management committee, and shall notify the guidelines to the heads of public corporations, quasigovernmental institutions and competent agencies: <Amended by Act No. 8852, Feb. 29, 2008>

1. Matters concerning the administration of organization and the prescribed number and management of personnel;

2. Matters concerning the budget and the fund administration;

3. Other matters that the Minister of Economy and Finance considers necessary for securing the financial soundness of public corporations and quasi-governmental institutions.

(2) If necessary for transparent and fair personnel management, ethical management, etc. of public corporations and quasi-governmental institutions, the head of a relevant administrative agency accountable for the related policy may present the Minister of Economy and Finance his/her opinion about the management guidelines under the provisions of paragraph (1). <Amended by Act No. 8852, Feb. 29, 2008>

Article 51 (Supervision over Public Corporations and Quasi-Governmental Institutions)

(1) The Minister of Economy and Finance and the head of the competent agency shall limit their supervision over public corporations and quasi-governmental institutions to the matters and the extent specifically prescribed in this Act or other statute to ensure that self-controlling management of public corporations and quasi-governmental institutions is not undermined. <Amended by Act No. 8852, Feb. 29, 2008, Jun. 9, 2020>

(2) The Minister of Economy and Finance shall supervise the matters concerning the compliance with the management guidelines for public corporations. <Amended by Act No. 8852, Feb. 29, 2008>

(3) The head of the competent agency shall supervise the following matters of public corporations and quasigovernmental institutions:

1. Matters concerning proper execution of the business commissioned by the head of the competent agency to public corporations and quasi-governmental institutions under relevant statutes or the business directly related to their assigned business affairs and other matters prescribed by related statutes;

2. Matters concerning the compliance with the’ management guidelines for quasi-governmental institutions.

(4) The Minister of Economy and Finance and the head of the competent agency shall monitor whether the supervision under the provisions of paragraphs (2) and (3) is properly and adequately executed, as prescribed by Presidential Decree, and shall take measures necessary for improvement, after deliberation and resolution by the management committee. <Amended by Act No. 8852, Feb. 29, 2008, Jun. 9, 2020>

Article 51-2 (Consultations on Establishment, etc. of Funding or Investment Institutions)

(1) Where a public corporation or quasi-governmental institution intends to establish a funding or investment institution or to fund or invest in other corporations, it shall hold a prior consultation with the head of the competent institution and the Minister of Economy and Finance: Provided, That, where the public corporation or quasi-governmental institution has already followed the formalities equivalent to a prior consultation, or a public institution dealing with finance makes an investment, in specific cases prescribed by Presidential Decree, it need not hold a prior consultation.

(2) Matters necessary for the prior consultation under paragraph (1) and other matters shall be prescribed by Presidential Decree. <Newly Inserted by Act No. 14076, Mar. 22, 2016>

Article 52 (Audit by Board of Audit and Inspection)

(1) The Board of Audit and Inspection may audit the business affairs and accounting of public corporations and quasi-governmental institutions in accordance with the Board of Audit and Inspection Act.

(2) The Board of Audit and Inspection may commission or delegate the audit under the provisions of paragraph (1) to the head of a related administrative agency, etc.

(3) Necessary matters concerning the scope of the heads of related administrative agencies, etc. to whom the Board of Audit and Inspection may commission or delegate the audit of public corporations and quasigovernmental institutions under the provisions of paragraph (2), the report on the results of the audit, the actions following the results, etc. shall be prescribed by the Rule of the Board of Audit and Inspection.

Article 52-2 (Presentation of Audit Result to National Assembly)

(1) A public corporation or a quasi-government institution shall present matters falling under the following subparagraphs to the competent standing committee of the National Assembly without delay:

1. An audit report having synthesized the audit result executed by the auditor or the audit committee;

2. Matters pointed out and matters requesting disposition in the audit executed by the Board of Audit and Inspection pursuant to Article 52 and a plan of measures for them.

(2) The Minister of Economy and Finance shall present the result of evaluation of the actual performance of duties of the auditor or the audits of the audit committee executed pursuant to Article 36 (1) to the National Assembly without delay.”

[This Article Newly Inserted by Act No. 9277, Dec. 31, 2008]

CHAPTER IV-2 ACTIONS AGAINST WRONGDOERS <Newly Inserted, Mar. 27, 2018>

Article 52-3 (Request for Investigation of Wrongdoers)

(1) Public institutions shall use their efforts to reinforce their ethical management including transparent and fair personnel management.

(2) If executives of a public institution are found actually or allegedly to be involved in monetary corruption, sexual crime or employment irregularities, etc. as provided by Presidential Decree (“Wrongdoing”) that impeded ethical management under paragraph (1), the Minister of Economy and Finance or the heads of competent authorities shall request investigation or audit of such executives by investigation agencies including prosecutors or the police or auditing authorities including the Board of Audit and Inspection (“Investigation Agencies, Etc.). In such case, the Minister of Economy and Finance or the heads of the competent authorities may suspend the relevant executives from office or recommend suspension from office of the relevant executives.

(3) Given the investigation or audit result by Investigation Agencies under paragraph (2), if necessary, the Minister of Economy and Finance or the heads of the competent authorities may dismiss the relevant executives or recommend dismissal to the person authorized to appoint the relevant executives. However, dismissal or recommendation for dismissal of an executive who was appointed through examination or resolution of the operating committee, such dismissal or recommendation for dismissal shall be examined and resolved by the operating committee.

[Newly Inserted, Mar. 27, 2018]

Article 52-4 (Disclosure of the List of Wrongdoers Related to Employment Irregularities)

(1) If the executives of a public institution are convicted of wrongdoings related to employment process among wrongdoings and subject to aggravated punishment in accordance with Article 2 of the Act on Aggravated Punishment of Special Crimes, the Minister of Economy and Finance or the heads of the competent authorities may disclose their personal information and description of wrongdoings after examination and resolution thereof by the operating committee.

(2) Particulars and procedures of disclosure of a list under Paragraph (1) shall be determined by Presidential Decree. [Newly Inserted, Mar. 27, 2018]

Article 52-5 (Cancellation of Admission of Persons Involved in Employment Irregularities)

(1) If an executive of a public institution is convicted of wrongdoings related to employment process among wrongdoings, the Minister of Economy and Finance or the heads of competent authorities may request cancellation of admission, promotion or employment or personnel disadvantage (“Cancellation of Admission, etc.”) with respect to those who are admitted, promoted or employed by the relevant employment wrongdoings. In such case, the operating committee shall notify the relevant persons of the particulars and background of examination and resolution to give an opportunity to defend.

(2) The standards and particulars of cancelling admission and the procedure of defense under paragraph (1) shall be provided by Presidential Decree. [Newly Inserted, Mar. 27, 2018]

Article 52-6 (Personnel Management Audit, Etc.)

(1) The Minister of Economy and Finance or the heads of competent authorities may audit the adequacy of personnel management of public institutions to ensure eradication of employment related wrongdoings among wrongdoings in accordance with the Presidential Decree (“Personnel Management Audit”) and if necessary may demand submission of relevant documents. <Amended, Jun. 9, 2020>

(2) Upon finding illegal or unfair matters from the Personnel Management Audit, the Minister of Economy and Finance or the heads of competent authorities shall without delay request correction of such wrongdoings and personnel actions of the involved persons to the head of the relevant public institution.

(3) The head of the public institution in receipt of the request under paragraph (2) shall immediately perform and notify the Minister of Economy and Finance or the heads of competent authority of the result of performance.

[Newly Inserted, Mar. 27, 2018]

CHAPTER V SUPPLEMENTARY PROVISIONS

Article 53 (Legal Fiction of Public Officials in Application of Penal Provisions)

A person who serves as an executive officer or employee of a public institution, a member of the management committee, or member of the executive recommendation committee, who is not a public official, shall be deemed a public official in application of Articles 129 through 132 of the Criminal Act. <Amended by Act No. 14076, Mar. 22, 2016, Jun. 9, 2020>

Article 53-2 (Notification by Investigation Agencies, etc. Upon Commencement and Completion of Investigations)

Upon commencing or completing an inquiry or investigation into a case related to the duties of an executive officer or employee of a public institution, the Investigation Agencies, etc. shall notify the head of the public institution of the relevant facts and results of the inquiry or investigation within 10 days. <Newly Inserted by Act No. 14076, Mar. 22, 2016><Amended, Mar. 27, 2018>

[Newly Inserted, Mar. 22, 2016]

[Title Changed, Mar. 27, 2018]

Article 53-3 (Restrictions on Voluntary Dismissal from Office)

(1)

A person authorized to appoint or recommend appointment of executives officers of a public institution may elect to disapprove the voluntary dismissal of an executive officer who falls in any of the following descriptions. However, misconducts set out in items 1, 2 and 4 shall be subject to application of this provision only if they are so serious that disciplinary action similar to removal, dismissal, demotion, suspension from office is seen reasonable in accordance with Article 79 of the State Public Officials Act.

1. Indicted for a criminal case in relation to misconduct;

2. Under investigation or audit of misconduct by investigation agencies including prosecutors and the police and audit agencies including the Board of Audit and Inspection;

3. A resolution on severe disciplinary action is demanded to the disciplinary committee of the relevant public institution;

4. Under audit or investigation of misconduct by the audit department of the relevant public institution.

(2)

The person authorized to appoint executive officers of a public institution may suspend from office those officers who are not allowed to voluntarily resign from office pursuant to paragraph (1), and the person authorized to recommend appointment of executive officers may suspend the relevant executive officers from office or recommend or demand suspension from office with respect to the relevant executive officers.

[Entirely amended, Dec. 31, 2018]

Article 54 (Exercise, etc. of Minority Stockholders’ Rights)

Article 542-6 of the Commercial Act shall apply mutatis mutandis to the exercise of minority stockholder’s rights in and a stockholder’s proposal to public corporations and quasi-governmental institutions, stocks of which have not been listed in the securities exchange prescribed by the Presidential Decree. <Amended by Act No. 11845, May 28, 2013>

[This Article Wholly Amended by Act No. 9829, Dec. 29, 2009]

CHAPTER VI PENAL PROVISIONS <Newly Inserted, Mar. 25, 2009>

Article 55 (Penal Provisions)

(1) If any accounting auditor, certified public accountant under an accounting auditor’s control, auditor or member of the appointment committee for accounting auditors (referring to an audit commissioner if an audit committee is established) receives, requests for or promises money, valuables or gains after having received an illegal solicitation in respect of his/her duty, he/she shall be punished by imprisonment for not more than three years or by a fine not exceeding ten million won: Provided, That each of the aforesaid persons shall be punished by a fine not exceeding the amount equivalent to five times the economic gains acquired in respect of the duty in question, if five times the amount of the economic gains acquired in respect of the duty in question exceeds three million won in cases of imposition of a fine.

(2) Any person who promises, provides or indicates his/her intention to provide money, valuables or gains prescribed under paragraph (1) shall be also subject to paragraph (1).

(3) Money, valuables or gains prescribed under” paragraphs (1) and (2) shall be confiscated. Where all or any of the money, valuables or gains cannot be confiscated, the equivalent value shall be additionally collected.

[This Article Newly Inserted by Act No. 9513, Mar. 25, 2009]

Article 56 (Penal Provisions)

(1) Where any person under Article 635 (1) of the Commercial Act or any other person who is in charge of accounting of a public corporation or quasi-governmental institution prepares and announces a false financial statement, in violation of the accounting principles under Article 39 (1), shall be punished by imprisonment for not more than five years or by a fine not exceeding five million won.

(2) Where any person under Article 635 (1) of the Commercial Act or any other person who is in charge of accounting of a public corporation or quasi-governmental institution or who is an accounting auditor or certified public accountant under his/her control performs any of the following acts, such person shall be punished by imprisonment for not more than three years or by a fine not exceeding 30 million won: <Amended by Act No. 10896, Jul. 25, 2011>

1. Where he/she fails to appoint an accounting auditor without justifiable grounds;

2. Where he/she omits to make an entry of any matter to be entered in the auditor’s opinion or makes any false entry;

3. Where he/she divulges confidential information, in violation of Article 43-3 (4);

4. Where he/she fails to prepare the statements on the settlement of accounts.

(3) Where any person under Article 635 (1) of the Commercial Act or any other person who is in charge of accounting of a public corporation or quasi-governmental institution or who is an accounting auditor or certified public accountant under his/her control performs any of the following acts, such person shall be punished by imprisonment for not more than two years or by a fine not exceeding 20 million won: <Amended by Act No. 10896, Jul. 25, 2011>

1. Where he/she presents false data to an accounting auditor or certified public accountant under his/her control or interferes with an accounting auditor in conducting a normal accounting audit by false or other illegal means;

2. Where he/she refuses, interferes with or challenges an accounting auditor’s requests for inspection, reproduction, submission, etc. of data or investigation under Article 43-3 (3) or fails to submit relevant data, without justifiable grounds;

3. Where he/she fails to submit the statements on the settlement of account to an accounting auditor, in violation of Article 43 (1).

[This Article Newly Inserted by Act No. 9513, Mar. 25, 2009]

ADDENDA<Act No. 8258, Jan. 19, 2007>

Article 1 (Enforcement Date)

This Act shall enter into force on April 1, 2007: Provided, That necessary actions for the composition of the management committee under the provisions of Article 9 and the designation of public corporations, quasigovernmental institutions, and non-classified public institutions to whom this Act shall apply for the first time after this Act enters into force may be done even before the enforcement of this Act.

Article 2 (Repeal of Other Acts)

The following Acts shall be repealed respectively:

1. The Framework Act on the Management of Government-Invested Institutions;

2. The Framework Act on the Management of Government-Affiliated Institutions.

Article 3 (Initial Designation and Classification of Public Institutions, etc.)

(1) The Minister of Planning and Budget shall designate the public corporations, quasi-governmental institutions, and non-classified public institutions to whom this Act shall apply, after consultation with the heads of the competent agencies and deliberation and resolution by the management committee, simultaneously with the enforcement of this Act, and shall publicly notify such designation.

(2) In designating the public corporations and quasi-governmental institutions initially and publicly notifying such designation under the provisions of paragraph (1), the Minister of Planning and Budget shall designate the institutions whose prescribed number of personal is not less than 50 employees among the institutions subject to application of the Framework Act on the Management of Government-Invested Institutions, the Framework Act on the Management of Government-Affiliated Institutions, and the Act on the Improvement of Managerial Structure and Privatization of Public Enterprises at the time when this Act enters into force.

Article 4 (Transitional Measures)

(1) Notwithstanding the provisions of Article 9 (2), the members of the management committee initially commissioned under the provisions of Article 9 (1) 4 may be given different terms of office for three years, two years, and one year respectively.

(2) Notwithstanding the provisions of Article 31 (5), the agreement on management and performance already executed by the head of an institution designated as a public corporation or quasi-governmental institution for the first time after the enforcement of this Act in connection of his/her appointment at the time when he/she was appointed to the office shall be deemed to be the agreement entered into between the head of the competent agency and the institution head under this Act.

(3) Notwithstanding the provisions of Article 46 (2), the management goals set up at the time of the enforcement of this Act by a public corporation or quasi-governmental institution designated for the first time after enforcement of this Act shall be deemed to have been set up in accordance with this Act.

(4) Notwithstanding the proviso to Article 48 (1), the relevant provisions of the Framework Act on the Management of Government-Invested Institutions and the Framework Act on the Management of Government-Affiliated Institutions shall apply to the evaluation of the report and the evaluation of management performance of a public corporation’ or quasi-governmental institution designated for the first time after the enforcement of this Act.

(5) The matters resolved by the former committee for management of government-invested institutions and the former committee for management of government-affiliated institutions existing at the time of enforcement of this Act shall be deemed to have been resolved by the management committee under this Act.

Article 5 (Relations to Other Acts and Subordinate Statutes)

In cases where any other Acts and subordinate statutes enforceable at the time when this Act enters into force have cited a government-invested or government-affiliated institution, it shall be deemed, until December 31, 2009, to have cited an institution identified as a government-invested or government affiliated institution under the Framework Act on the Management of Government-Invested Institutions or the Framework Act on the Management of Government-Affiliated Institutions enforceable at the time when this Act enters into force. <Amended by Act No. 9345, Jan. 30, 2009>

ADDENDA <Act No. 8635, Aug. 3, 2007>

Article 1 (Enforcement Date)

This Act shall enter into force one year and six months after the date of its promulgation. (Proviso Omitted.)

Articles 2 through 41 Omitted.

Article 42 (Amendment of Other Acts)

Paragraphs (1) through <66> Omitted.

<67> The ACT ON THE MANAGEMENT OF PUBLIC INSTITUTIONS is partially amended as follows:

In Article 20(4), Article 54-6 (Audit Committee) of the Securities Transaction Act shall be amended into Article 26 (Composition of Audit Committee) of the Financial Investment Services and Capital Markets Act.

Articles 43 and 44 Omitted.

ADDENDUM <Act No. 8696, Dec. 14, 2007>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 8852, Feb. 29, 2008>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation. (Proviso Omitted.) Any amendments to the Act that were promulgated before the enforcement of this Act but whose enforcement date has not arrived yet, among those amended under Article 6 of Addenda, shall enter into force on the date of enforcement of each amendment.

Articles 2 through 5 Omitted.

Article 6 (Amendment of Other Acts)

Paragraphs (1) through <694> Omitted.

<695> The ACT ON THE MANAGEMENT OF PUBLIC INSTITUTIONS is partially amended as follows:

In the part other than each item of Article 4, Paragraph (1) and the part other than each item of Article 4, Paragraph (2), the part other than each item of Article 5, Paragraphs (1), (2) and (3), and Paragraph (4), Article 6,

Paragraphs (1) through (3), the part other than each item of Article 7, Paragraph (1) and Paragraph (2), the part other than each item of Article 8, Article 9, Paragraph (1), Item 4, the part other than each item of Article 11, Paragraph (1), and Item 10 of the same Paragraph, Article 12, Paragraphs (1) through (3), the latter part of Article 13, Paragraph (2), Article 14, Paragraphs (1) through (3), Article 15, Paragraph (2), the proviso of Article 21, Paragraph (2), the former part of Article 25, Paragraph (3) and Paragraph (4), Article 26, Paragraph (4), the former part of Article 31, Paragraph (3) and the proviso of Article 31, Paragraph (4), Article 35, Paragraph (2), Article 36, Paragraphs (1) through (3), the main text of Article 40, Paragraph (6), Article 42, Paragraph (3), Article 46, Paragraphs (1) through (4), Article 47, Paragraph (1), Article 48, Paragraphs (1) through (6), Article 49, the part other than each item of Article 50, Paragraph (1) and Item 3 of the same Article, Paragraph (2) of the same Article and Article 51, Paragraphs (1), (2) and (4), the term “Minister of Planning and Budget” shall be amended into the “Minister of Economy and Finance.”

In the part of each item other than Article 9, Paragraphs (1), “one committee chairperson and one committee vice-chairperson and” shall be amended into “one committee chairperson and” and “the Minister of Planning and Budget shall act as the committee chairperson and the Vice Minister of Finance and Economy nominated by the Minister of Finance and Economy shall act as the committee vice –chairperson” shall be amended into “the Minister of Economy and Finance shall act as the committee chairperson” and in Item 1 of the same Paragraph, “the Office for Government Policy Coordination” shall be amended into “the Prime Minister’s Office,” and “the Head of the Office for Government Policy Coordination” shall be amended into “the Minister of Prime Minister’s Office.”

In Article 10, Paragraph (1), “the committee chairperson and the committee vice-chairperson” shall be amended into “the committee chairperson.”

In the former part of Article 32, Paragraph (5), “through the discussion with the Minister of Finance and Economy, the Minister of Planning and Budget” shall be amended into “the Minister of Economy and Finance,” and in the latter part of the same Paragraph, “the Minister of Finance and Economy’s decree” shall be amended into “the Minister of Economy and Finance’s decree.”

In the part other than each item of Article 43, Paragraph (2) and Paragraphs (3), (4), and (6), and Article 45, “the Minister of Finance and Economy” shall be amended into “the Minister of Economy and Finance.”

<696> through <760> Omitted.

Article 7 Omitted.

ADDENDUM <Act No. 9277, Dec. 31, 2008>

This Act shall enter into force three months after the date of its promulgation.

ADDENDUM <Act No. 9345, Jan. 30, 2009>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 9513, Mar. 25, 2009>

(1) (Enforcement Date) This Act shall enter into force on January 1, 2010: Provided, That the amended provisions (limited to the parts amended under this Act) of Articles 25, 34 and 48 of the amended ACT ON THE MANAGEMENT OF PUBLIC INSTITUTIONS (Act No. 9277) shall enter into force three months after the date of its promulgation.

(2) (Applicability concerning Accounting Audits, Appointment of Accounting Auditors, Accounting Auditor’s Liability for Damage) The amended provisions of Articles 43, 43-2 and 43-3 shall apply beginning with the settlement of accounts for the fiscal year of 2010.

(3) (Applicability concerning Composition and Operation of Management Evaluation Team) The amended provisions (limited to the parts amended under this Act) of Article 48 of the amended ACT ON THE

MANAGEMENT OF PUBLIC INSTITUTIONS (Act No. 9277) shall apply beginning with the first evaluation of management performance conducted after this Act enters into force.

ADDENDA <Act No. 9829, Dec. 29, 2009>

(1) (Enforcement Date) This Act shall enter into force on the date of its promulgation: Provided, That the amended provisions of Articles 24, 26 (3) and 44 shall enter into force three months after the date of its promulgation.

(2) (Applicability concerning Submission of Statements on Settlement of Accounts) The amended provisions of Article 43 shall apply beginning with the settlement of accounts for the fiscal year of 2010.

(3) (Applicability concerning Appointment and Removal of Executives) Where the procedure of appointing and removing the executives of a public corporation and quasi-governmental institution is in progress at the time this Act enters into force, the, former provisions shall govern, notwithstanding the amended provisions of Articles 25 and 26.

ADDENDA <Act No. 10286, May 17, 2010>

(1) (Enforcement Date) This Act shall enter into force on the date of its promulgation.

(2) (Applicability concerning Mid-and Long-term Financial Management Plan) The amended provisions of Articles 39-2 and 46 shall apply beginning with mid-and long-term financial management plans and mid and long-term business goals to be established in 2012.

ADDENDA <Act No. 10896, Jul. 25, 2011>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 11690, Mar. 23, 2013>

Article 1 (Enforcement Date)

(1) This Act shall enter into force on the date of its promulgation.

(2) Omitted.

Articles 2 through 5

Article 6 (Amendment of Other Acts)

(1) Omitted.

(2) The ACT ON THE MANAGEMENT OF PUBLIC INSTITUTIONS shall be amended in part as follows:

In Article 9, Paragraph (1), Item 1, “the Prime Minister’s Office” shall be amended into “the Office for Government Policy Coordination” and “the Minister of the Prime Minister’s Office” shall be amended into “the Minister of the Office for Government Policy Coordination.”

Paragraph (3) through <710> Omitted.

Article 7 Omitted

ADDENDA <Act No. 11845, May 28, 2013>

Article 1 (Enforcement Date)

This Act shall enter into force three months after the date of its promulgation. <Provisio Omitted>

Articles 2 through 15 Omitted

Article 16 (Amendment of other Act)

(1) The ACT ON THE MANAGEMENT OF PUBLIC INSTITUTIONS is partially amended as follows:

In Article 54, “KOSPI Market” shall be amended into “the stock market determined by the Presidential Decree.”

Paragraphs (1) through (23) Omitted.

Article 17 Omitted.

ADDENDA <Act No. 12268, Jan. 21, 2014>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 12673, May 28, 2014>

Article 1 (Enforcement Date)

This Act shall take effect on the date of its promulgation. <Proviso Omitted>

Articles 2 and 3 Omitted.

Article 4 (Amendment of Other Acts)

(1) The ACT ON THE MANAGEMENT OF PUBLIC INSTITUTIONS is partially amended as follows.

“under the provisions of Article 32 (Fostering Government-Invested Research Institutes, etc.) (2) of the Framework Act on Science and Technology” in Article 48(2) shall be amended into “under Article 32 (Fostering Government-Invested Research Institutes, etc.) (3) of the Framework Act on Science and Technology”

Paragraphs (2) through (5) Omitted.

ADDENDA <Act No. 14076, Mar. 22, 2016>

This Act shall enter into force six months after the date of its promulgation.

ADDENDA <Act No. 14461, Dec. 27, 2016>

This Act shall enter into force six months after the date of its promulgation.

ADDENDA <Act No. 15022, Oct. 31, 2017>

Article 1 (Enforcement Date)

This Act shall enter into force six months after the date of its promulgation.

Articles 2 through 13 Omitted.

Article 14 (Amendment of Other Acts)

(1) Omitted.

(2) The ACT ON THE MANAGEMENT OF PUBLIC INSTITUTIONS is partially amended as follows:

In Article 43, Paragraph (1), Item 2, “Article 3, Paragraph (1), Item 3 of the Act on External Audit of Stock Companies” shall be amended into “Article 2, Item 7, Sub-item (b) of the Act on External Audit of Stock Companies.”

Under the former part of Article 43-4, “Article 17, Paragraphs (1) through (5) and Paragraph (7) of the Act on External Audit of Stock Companies” shall be changed into “Article 31, Paragraphs (1) through (5) and Paragraph (7) of the Act on External Audit of Stock Companies” and under the latter part of the same Article, “Article 4” shall be changed into “Article 10.”

Paragraphs (3) through (37) Omitted.

Article 15 Omitted.

ADDENDA <Act No. 15524, Mar. 27, 2018>

Article 1 (Enforcement Date)

This Act shall enter into force six months after the date of its promulgation.

Article 2 (Preparation for Detailed Classification of Non-Classified Public Institutions)

The Minister of Economy and Finance may prepare for detailed classification of non-classified public institutions and modification, supplementation and discussion, etc. of the relevant policies in accordance with the amended provision of Article 5 prior to the effective date of this Act.

Article 3 (Application to Disclosure of Materials Related to Preliminary Feasibility Study)

The amended provision of Article 40-2 shall apply to preliminary feasibility study that will be conducted after the effective date of this Act.

Article 4 (Application to Request for Investigation into Wrongdoers)

The amended provisions of Articles 52-3 to 52-6 shall apply to wrongdoings committed as set out in the amended provision of Article 52-3 (2) after the effective date of this Act.

ADDENDA <Act No. 16092, Dec. 31, 2018>

Article 1 (Enforcement Date)

This Act shall enter into force six months after the date of its promulgation.

Article 2 (Application to Acting for Institution Head)

The amended provisions of Article 32 (3) shall apply to persons to be bound for the first time after the enforcement date of this Act.

Article 3 (Application to Submission of Determined/Changed Budget Materials)

The amended provisions of Article 40(8) shall apply to budget determined or changed for the first time after the enforcement date of this Act.

Article 5 (Application to Restriction on Voluntary Dismissal from Office)

The amended provisions of Article 53-3 shall apply to the voluntary dismissal from office filed for the first time after the enforcement date of this Act.

ADDENDA <Act No. 17339, Jun. 9, 2020> (This Act is for partial amendment of 33 laws under the Strategy and Finance Committee for the alignment of legal terms.)

This Act shall be effective from the date of promulgation. <Proviso Omitted>